PROSPECTUS SUPPLEMENT (To Prospectus dated January 4, 2024)	Filed pursuant to Rule 424(b)(5) Registration No. 333-276264

QUANTUM BIOPHARMA LTD.

UP TO US$17,243,174

CLASS B SUBORDINATE VOTING SHARES

We have entered into an At The Market Offering Agreement, or the Sales Agreement, dated as of December 22, 2025, with Rodman & Renshaw LLC, or Rodman or the Sales Agent, relating to the offering of our Class B Subordinate Voting Shares, or the Class B Shares, pursuant to this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class B Shares having an aggregate offering price of up to US$17,243,174, from time to time through or to the Sales Agent, acting as sales agent or principal.

Our Class B Shares are listed for trading under the trading symbol “QNTM” on the Nasdaq Capital Market, or Nasdaq, in the United States, and listed and posted for trading in Canada on the Canadian Securities Exchange, or the CSE, under the trading symbol “QNTM”. Our Class B Shares are also listed and posted for trading in Germany on the Börse Frankfurt (or Frankfurt Stock Exchange), or the FSE, under the trading symbol “0K91”. On December 19, 2025, the closing price of our Class B Shares was US$8.89 per share on Nasdaq, C$12.32 per share on the CSE, and €7.10 per share on the FSE.

Upon our delivery of a sales notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell our Class B Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the U.S. Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Class B Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to Rodman as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or through any other method permitted by law. See “Plan of Distribution.” The Sales Agent is not required to sell any specific number or amount of Class B Shares, but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

No sales of our Class B Shares under this prospectus supplement and the accompanying base prospectus will be made in Canada or over or through the facilities of the CSE or any other exchange or market in Canada.

We will pay the Sales Agent a commission for its services in acting as agent in the sale of Class B shares of up to 3.0% of the gross sales price per share of all shares sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us. In connection with the sale of the Class B Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. This offering pursuant to this prospectus supplement and the accompanying base prospectus will terminate upon the earlier of (a) the sale of the Series B Shares pursuant to this prospectus supplement and the accompanying base prospectus having an aggregate sales price of $17,243,174, or (b) the termination by us or the Sales Agent of the Sales Agreement pursuant to its terms.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common equity held by non-affiliates, or our public float, was approximately US$51,729,523 based on a total of 42 Class A Multiple Voting Shares and 3,842,935 Class B Shares outstanding, of which 3,582,377 Class B Shares were held by non-affiliates, at a price of US$14.44 per share, the closing sales price of our Class B Shares on October 23, 2025, which is the highest closing price of our Class B Shares on Nasdaq within the prior 60 days. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell our securities in a public primary offering in reliance on General Instruction I.B.5. of Form F-3 with a value exceeding one-third of our public float in any 12-calendar-month period so long as our public float remains below US$75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3. As a result, we may sell up to US$17,243,174 of our Class B Shares hereunder.

We are an “emerging growth company” and a “foreign private issuer” as defined under U.S. federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer” for more information.

Investing in our securities involves a very high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement beginning on page S-10, and under similar headings in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Please review carefully the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw LLC

The date of this prospectus supplement is December 22, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-276264) that we filed with the U.S. Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on January 4, 2024. This prospectus supplement and the accompanying base prospectus relate to an “at the market” offering of our Class B Subordinate Voting Shares, or our Class B Shares. Before buying any of the Class B Shares offered hereby, we urge you to read carefully this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference.” These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Class B Shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying base prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with different or additional information, or to make any representations other than those contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell or solicitations to buy our Class B Shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or the time of any sale of our Class B Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

In this prospectus supplement, unless the context otherwise requires, “we,” “us,” “our,” “our company,” “Quantum BioPharma” and similar references refer to Quantum Biopharma Ltd., and, where appropriate, its consolidated subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

General

We prepare our annual financial statements in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and our interim financial statements, certain of which are incorporated by reference herein, in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting. As a result, the annual and interim financial statements incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any applicable documents incorporated by reference herein and therein, may not be comparable to financial statements of U.S. companies.

Our reporting currency and functional currency is the U.S. dollar. Our financial statements are denominated in U.S. dollars and presented in U.S. dollars. In this prospectus supplement, references to “US$” or “U.S. dollars” are to the legal currency of the United States, and references to “C$” or “Canadian dollars” are to the legal currency of Canada. References to “€” are to euros.

This prospectus and the documents incorporated by reference into this prospectus contain translations of certain Canadian dollar amounts into U.S. dollars (or vice versa) at specified rates. In translating such amounts at such rates, we make no representation that the Canadian dollar or U.S. dollar amounts referred to in this prospectus or the documents incorporated by reference herein could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate.

On December 19, 2025, the daily average exchange rate as reported by the Bank of Canada was US$1.00 = C$1.3782.

Our fiscal year (which we also refer to as our financial year) ends on December 31 of each year.

Share Consolidation/Reverse Stock Split

On August 15, 2024, we effected a one-for-sixty-five (1-for-65) consolidation of our Class A Multiple Voting Shares, or Class A Shares, and our Class B Shares, or the Reverse Stock Split, pursuant to which our shareholders received one issued and outstanding post-Reverse Stock Split Class A Share or Class B Share, as applicable, in exchange for 65 outstanding pre-Reverse Stock Split Class A Share or Class B Share, as applicable. Unless otherwise noted, all share and per share information in this prospectus supplement reflect the Reverse Stock Split.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward- looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, sections of this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as applicable, entitled “Prospectus Supplement Summary,” “Risk Factors,” “Information on the Company” and “Operating and Financial Review and Prospects.”

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail in our reports filed with the SEC from time to time under the Exchange Act, including, but not limited to, the risks identified under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 20-F filed with the SEC, which is incorporated by referenced into this prospectus supplement. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in or incorporated by reference in this prospectus supplement relate only to events or information as of the date on which the statements are made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET, INDUSTRY AND OTHER DATA

We obtained the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus from our internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. We have not independently verified the accuracy or completeness of the data contained in the third-party research and other publicly available information. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. While we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and under similar headlines in the documents incorporated by reference herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and related notes, and other information incorporated by reference from our other filings with the SEC.

OUR COMPANY

Overview

We are a biopharmaceutical company dedicated to building a portfolio of innovative assets and biotech solutions for the treatment of challenging neurodegenerative and metabolic disorders and alcohol misuse disorders with drug candidates, or product candidates, in different stages of development. Through our wholly owned subsidiary, Lucid Psycheceuticals Inc. or Lucid, we are focused on the research and development of our lead compound, Lucid-MS (formerly Lucid-21-302). Lucid-MS is a patented new chemical entity shown to prevent and reverse myelin degradation, the underlying mechanism of multiple sclerosis, in preclinical models. We invented unbuzzd™ and spun out our over-the-counter version to a company, Celly Nutrition Corp. (now Unbuzzd Wellness Inc.), led by industry veterans. We retain ownership of approximately 19.86% (as of the date of this prospectus supplement) of Unbuzzd Wellness Inc. The agreement with Unbuzzd Wellness Inc. also includes royalty payments of 7.0% of sales from unbuzzd™ until payments to us total $250.0 million, at which point the royalty drops to 3.0% in perpetuity. We retain 100% of the rights to develop similar products or alternative formulations specifically for pharmaceutical and medical uses. We also maintain a portfolio of strategic investments through our wholly owned subsidiary, FSD Strategic Investments Inc., which represents loans secured by residential or commercial property. Finally, we have expanded our corporate treasury management function to include investments in cryptocurrencies.

From May 2018 until March 2020, our business was the cultivation, processing and sale of medical cannabis. In March 2020, however, we pivoted our focus to pharmaceuticals and biotechnology. We are not engaged in any cannabis-related activities.

We were formed in November 1998 pursuant to an amalgamation of Olympic ROM World Inc., 1305206 Ontario Company, 1305207 Ontario Inc., Century Financial Capital Group Inc. and Dunberry Graphic Associates Ltd. in accordance with the provisions of the Business Corporations Act (Ontario), or the OBCA, and are governed by the provisions of the OBCA. Effective May 24, 2018, we changed our name to “FSD Pharma Inc.” Effective August 15, 2024, we changed our name from “FSD Pharma Inc.” to “Quantum BioPharma Ltd.”

On August 15, 2024, we effected a one-for-sixty-five (1-for-65) Reverse Stock Split, pursuant to which our shareholders received one issued and outstanding post-Reverse Stock Split Class A Share or Class B Share, as applicable, in exchange for 65 outstanding pre-Reverse Stock Split Class A Share or Class B Share, as applicable. Unless otherwise noted, all share and per share information in this prospectus supplement reflect the Reverse Stock Split.

Our Lead Compound

Lucid-MS

Through Lucid, our wholly owned subsidiary, we are currently focused on the research and development of our lead compound, Lucid-MS (formerly Lucid-21-302). Lucid-MS is a patented new chemical entity shown to prevent and reverse myelin degradation, the underlying mechanism of multiple sclerosis, in preclinical models. On April 17, 2023, we announced the completion of our first-in-human dosing of Lucid-MS in our Phase 1 clinical trial. On May 10, 2023, we announced the completion of dosing the first cohort of patients in the Phase 1 clinical trial of Lucid-MS.

On July 8, 2025, through our subsidiary, Huge Biopharma Australia Pty Ltd., or Huge Biopharma, we submitted Lucid-MS to the Innovative Licensing and Access Pathway, or ILAP, Passport program in the United Kingdom, as a new, first-in-class treatment for multiple sclerosis. The ILAP Passport is the first step in ILAP, a program designed to accelerate the pace at which groundbreaking new medicines and treatments reach patients.

On August 5, we announced that, through our subsidiary, Huge Biopharma, we had received a clinical study report for the trial “A Phase 1, Randomised, Double-Blind, Placebo-Controlled, Multiple Ascending Dose Study to Evaluate the Safety and Pharmacokinetics of Lucid-MS in Healthy Adult Participants.”

On August 11, 2025, we announced that, through our subsidiary, Huge Biopharma, we had signed an agreement with a leading contract development and manufacturing organization to manufacture an oral drug formulation of Lucid-MS.

On October 2, 2025, we announced that we had received two final reports related to Lucid-MS, being a 90-day oral toxicity study report and a toxicokinetic study report for Lucid-MS.

We are continuing to advance Lucid-MS through clinical trials.

Alcohol Misuse Disorder Product Candidates

With respect to our product candidates for alcohol misuse disorders, we see two distinct routes where this segment can be developed, namely (i) recreational retail and (ii) healthcare. Unbuzzd Wellness Inc., through the Unbuzzd Wellness Inc. IP License Agreement (as defined below) will be focusing on the recreational retail sector and we will be focusing on the healthcare sector as further outlined below:

(i)	Alcohol Misuse: Retail Product (known as “UNBUZZD”)

A consumer recreational beverage product that will be sold via retail distribution. On July 31, 2023, we entered into a definitive exclusive intellectual property license agreement, or the Unbuzzd Wellness Inc. IP License Agreement, with Unbuzzd Wellness Inc. and our wholly owned subsidiary, Lucid, which granted Unbuzzd Wellness Inc. the exclusive rights to the recreational applications for our alcohol misuse technology for rapid alcohol detoxification, and the rights to the trademarks, UNBUZZD™ and ALCOHOLDEATH™, in exchange for securities in Unbuzzd Wellness Inc. and a royalty on any product sales, so that Unbuzzd Wellness Inc. could fund research and development, market and sell UNBUZZD. As part of the Unbuzzd Wellness Inc. IP License Agreement, we loaned Unbuzzd Wellness Inc. an amount of C$1,000,000 on a secured basis with a term of three years, which bears interest at a rate of 10.0% per annum, payable on each anniversary, to assist Unbuzzd Wellness Inc. in achieving that goal. We do not have an obligation to fund Unbuzzd Wellness Inc. in the future.

Pursuant to the Unbuzzd Wellness Inc. Nu IP License Agreement, we will receive a 7.0% royalty on revenue from Unbuzzd Wellness Inc., until total royalties in the amount of C$250,000,000 has been paid to us, at which point the royalty rate is reduced to 3.0%. In addition, Unbuzzd Wellness Inc. issued to us 100,000,000 shares of Unbuzzd Wellness Inc.’s common shares as a license fee and also issued to us an anti-dilution warrant, entitling us to exercise the warrant at any time, in whole or in part, for a period of five years from the date of issuance to increase our holdings in Unbuzzd Wellness Inc. to 25.0% for nominal consideration. As at the date of this prospectus supplement, we own approximately 19.86% of the issued and outstanding common shares of Unbuzzd Wellness Inc., on a non-diluted basis.

We retain all rights to medical and pharmaceutical applications under our umbrella to further develop the franchise as part of our portfolio.

Our continued operations are not dependent on the development of UNBUZZD™.

(ii)	Alcohol Misuse: Healthcare Product

We believe our healthcare product, or the Healthcare Product, has the potential to assist emergency room physicians and their medical staff with the abundance of intoxicated patients they receive as such patients are often utilizing critical resources (that is, the physicians and their medical staff) whose time can be used for more urgent and critical needs. We did not license the intellectual property with respect to the product candidate for the Healthcare Product to Unbuzzd Wellness Inc. and will be conducting further research and development, including clinical trials, into the viability of the Healthcare Product. Although any research and development we conduct on the Healthcare Product could be shared with, and may assist, Unbuzzd Wellness Inc. in developing UNBUZZD, we have no obligation under the Unbuzzd Wellness Inc. IP License Agreement to share such information with Unbuzzd Wellness Inc.

The viability, development and advancement of the Healthcare Product is dependent on our obtaining requisite funding, in the amount of approximately US$10,998,810, for us to complete further research and development. Through our initial research, we discovered that there is significant demand in the market for this type of product, which presents an opportunity for us to capture market share and we believe that if we are able to develop and sell the Healthcare Product, it would bring immense value to our shareholders. If the requisite financing is not obtained, we will be unable to develop the Healthcare Product. There can be no assurance that the Healthcare Product can be successfully developed even if adequate financing is obtained.

Our continued operations are not dependent on the Healthcare Product’s development.

FSD Strategic Investments

Through FSD Strategic Investments Inc., our wholly owned subsidiary, or FSD Strategic Investments, we are involved in the issuance of loans secured by residential or commercial property.

Corporate Treasury Management

 In December 2024, we made the decision to expand our corporate treasury management function to include investments in cryptocurrencies. To date, we have completed total purchases of US$6.2 million worth of bitcoin and other cryptocurrencies to diversify treasury and to allow for future financings and other transactions to be carried out in cryptocurrency. Total unrealized and realized gains in cryptocurrency to date are approximately US$829,000.

Intercorporate Relationships

Our corporate chart including our subsidiaries, together with our jurisdiction of incorporation and those of our subsidiaries and the percentage of voting securities beneficially owned, controlled, or directed, directly or indirectly, by us is as follows:

Corporate and Other Information

We were formed in November 1998 pursuant to an amalgamation of Olympic ROM World Inc., 1305206 Ontario Company, 1305207 Ontario Inc., Century Financial Capital Group Inc. and Dunberry Graphic Associates Ltd. in accordance with the provisions of the OBCA, and are governed by the provisions of the OBCA. Effective May 24, 2018, we changed our name to “FSD Pharma Inc.” Effective August 15, 2024, we changed our name from “FSD Pharma Inc.” to “Quantum BioPharma Ltd.”

The mailing address for our principal executive office is 1 Adelaide Street East, Suite 801, Toronto, Ontario, M5C 2V9, Canada, and our telephone number is (416) 854-8884.

Our agent for service of process in the United States is CT Corporation System, located at 28 Liberty Street, New York, New York 10005 ..

The transfer agent and registrar for our Class B Shares is Marrelli Trust Company Limited at its principal office in Vancouver, British Columbia, Canada .

Our website address is www.quantumbiopharma.com. The information contained in or accessible from our website is not a part of this prospectus, nor is such information incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take, have taken, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our common equity that are held by non-affiliates is US$700 million or more as of the last business day of our most recently completed second fiscal quarter.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file certain reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we have four months after the end of each fiscal year to file our annual reports with the SEC and we are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. We also present our financial statements pursuant to IFRS, as issued by the IASB, instead of pursuant to U.S. generally accepted accounting principles, or U.S. GAAP. IFRS differs in certain significant respects from U.S. GAAP. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted, and intend to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

Shareholder Approval of Additional Issuance of Class A Shares

At our annual general and special meeting of shareholders held on September 26, 2025, the holders of our Class B Shares, exclusive of Class B Shares held by holders of our Class A Shares, passed an ordinary resolution authorizing our board of directors to approve, in its sole discretion, the issuance of up to an additional 56 Class A Shares until our next annual meeting.

On December 10, 2025 we issued 30 Class A Shares in a non-brokered private placement at a price of $25 per Class A Share for gross proceeds of $750.

Termination of at-the-market offering with H.C. Wainwright & Co., LLC

On December 6, 2025, we provided notice to H.C. Wainwright & Co., LLC, or HCW, of our election to terminate the At The Market Offering Agreement entered into on February 16, 2024, or the HCW Sales Agreement. Pursuant to Section 8(a) of the HCW Sales Agreement we were required to provide 10 business days prior notice of termination. The at-the-market offering with HCW terminated on December 20, 2025. Following such termination, the Company may not and will not sell any further class B subordinate voting shares under the HCW Sales Agreement or the prospectus supplement, dated October 31, 2025.

THE OFFERING

Class B Shares offered by us pursuant to this prospectus supplement	Class B Shares having an aggregate offering price of up to US$17,243,174.

Class B Shares to be outstanding immediately after this offering(1)	Up to 5,925,443 Class B Shares (as more fully described in the notes following this table), assuming sales of 2,082,508 Class B Shares in this offering at an offering price of US$8.28 per share, which was the last reported sale price of our Class B Shares on Nasdaq on December 17, 2025. The actual number of Class B Shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering,” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time through the Sales Agent. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for a more complete description of the manner of this offering.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our Class B Shares involves a high degree of risk and purchasers of our Class B Shares may lose part or all of their investment. You should read this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” and our consolidated financial statements and related notes, before investing in our Class B Shares.

Tax considerations	Purchasing our Class B Shares may have tax consequences in Canada and/or the United States. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully for all investors. Investors should read the tax discussion in this prospectus supplement and consult with their own tax and financial advisors prior to making their investment decision. In particular, see the sections in this prospectus supplement titled “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations.”

Listing symbols	Our Class B Shares are listed for trading on Nasdaq and the CSE in Canada, in each case under the trading symbol “QNTM”. Our Class B Shares are also listed and posted for trading on the FSE in Germany under the trading symbol “0K91”.

(1)	The number of Class B Shares to be outstanding immediately following this offering is based on 3,842,935 Class B Shares outstanding as of December 17, 2025, and excludes, as of that date:

●	42 issued and outstanding Class A Shares convertible into Class B Shares on a one-for-one basis;

●	160,956 Class B Shares issuable upon the exercise of options outstanding under our Equity Incentive Plan, or our Equity Incentive Plan, at a weighted average exercise price of US$13.70 per share;

●	32 Class B Shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of US$1,262 per share;

●	97,600 Class B Shares issuable upon the vesting of outstanding restricted share units; and

●	125,663 Class B Shares available for issuance under our Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainties. Before you make a decision to invest in our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our most recent Annual Report on Form 20-F, and in other documents that we subsequently filed or will file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Relating to this Offering and Ownership of our Securities

An investment in the Class B Shares offered hereby is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Class B Shares offered hereby is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

The actual number of Class B Shares we will issue, if any, under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell our Class B Shares at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our Class B Shares during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our Class B shares during the sales period. Because the price per share of our Class B shares sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold, if any, or the gross proceeds to be raised in connection with those sales, if any.

The Class B Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class B Shares or other securities convertible into or exchangeable for our Class B Shares. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class B Shares or other securities convertible into or exchangeable for our Class B Shares in future transactions may be higher or lower than the price per share in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Due to the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. The failure by our management to apply these funds effectively could also harm our business. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds” on page S-12 for a description of our proposed use of proceeds from this offering.

You may experience immediate and substantial dilution in the net tangible book per Class B Share you purchase in this offering.

The offering price per Class B Share in this offering may exceed the net tangible book value per Class B Share outstanding prior to this offering, and, depending on when you purchase Class B Shares in this offering, you may experience dilution in the net tangible book value of your shares, which dilution could be substantial. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section titled “Dilution” or a more detailed illustration of the dilution you may incur if you participate in this offering.

If we fail to comply with the continued listing requirements of Nasdaq, our Class B Shares may be delisted and the price of our Class B Shares and our ability to access the capital markets could be negatively impacted.

There can be no assurance that we will be able to maintain compliance with the applicable Nasdaq listing requirements. If our Class B Shares are delisted from Nasdaq, it could materially reduce the liquidity of our Class B Shares and result in a corresponding material reduction in the price of our Class B Shares. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

We may be a passive foreign investment company, which may result in adverse U.S. federal income tax consequences for holders of our Class B Shares who are U.S. taxpayers.

Generally, if for any taxable year 75% or more of our gross income is passive income, or 50% or more of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation, and our PFIC status will depend among other things upon changes in the composition and relative value of our gross receipts and assets. We believe that we were a PFIC for the year ended December 31, 2024. In addition, although PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, we believe that we may be considered a PFIC for the current taxable year. Because we may continue to hold a substantial amount of cash and cash equivalents, and because the market value of our assets (including, for this purpose, goodwill) may be measured in large part by the market price of our shares, which is likely to fluctuate, no assurance can be given that we will not also be a PFIC in any future taxable year. If we are characterized as a PFIC, our shareholders who are U.S. taxpayers may suffer adverse tax consequences, including the treatment of gains realized on the sale of our Class B Shares as ordinary income, rather than as capital gain, the loss of the preferential rate applicable to dividends received on our Class B Shares by individuals who are U.S. taxpayers, and the addition of interest charges to the tax on such gains and certain distributions.

Our investments in cryptocurrencies, including bitcoin, are subject to significant volatility and regulatory, market and operational risks, which could materially adversely affect our financial condition and results of operations.

In December 2024, we made the decision to expand our corporate treasury management function to include investments in cryptocurrencies. To date, we have completed total purchases of US$6.2 million worth of bitcoin and other cryptocurrencies to diversify treasury and to allow for future financings and other transactions to be carried out in cryptocurrency. Total unrealized and realized gains in cryptocurrency to date are approximately US$829,000. These investments expose us to a number of risks, including extreme price volatility, liquidity constraints, technological risks, and evolving regulatory frameworks.

Cryptocurrency prices have historically been highly volatile and may be influenced by numerous factors outside our control, such as global demand, investor sentiment, changes in the supply of cryptocurrencies through mining activities, technological developments, security breaches, macroeconomic trends, and government regulation. The value of our holdings could decrease significantly over short periods of time, and we may be unable to recover our initial investment or realize any profits from these assets. Furthermore, because the markets for cryptocurrencies are relatively new and may be less liquid than traditional financial markets, we could experience difficulty liquidating our positions, particularly during periods of market stress.

In addition, the legal and regulatory environment surrounding digital assets continues to evolve in Canada, the United States, and other jurisdictions in which we operate. Legislative or regulatory changes, or interpretations by regulators, could restrict the acquisition, ownership, transfer, or use of cryptocurrencies and adversely affect their value or our ability to hold or transact in them. For example, certain jurisdictions have imposed or may impose restrictions on cryptocurrency exchanges or wallet providers, which could limit our ability to access or convert our holdings.

Cryptocurrencies are also subject to cybersecurity and operational risks. The loss or theft of private keys necessary to access our digital wallets, security breaches of exchanges or custodians, or technological failures could result in the permanent loss of our assets. Unlike traditional bank accounts or securities held with registered intermediaries, cryptocurrency holdings are not insured or otherwise protected by any government or regulatory authority.

Given the inherent uncertainty and volatility of the cryptocurrency market, there can be no assurance that our investments in cryptocurrencies will not result in losses that could materially and adversely affect our financial position, results of operations, and liquidity. Additionally, fluctuations in the value of our cryptocurrency holdings may introduce volatility into our financial statements and could affect investor perception of our company.

Moreover, engaging in these non-core activities could divert management’s attention and resources away from the development, commercialization, and growth of our biopharmaceutical operations.

Risks Related to our Product Candidates

We may be subject to government enforcement or liability if Celly Nu and Celly Nu U.S.’s commercialization of unbuzzd™, or our involvement in such commercialization, is alleged to be inconsistent with applicable laws or regulations (including FDA and FTC requirements) or to give rise to product liability or consumer protection claims.

Our unbuzzd™ products, including product formulation and labeling, are regulated by the FDA, and advertising of unbuzzed™ products is regulated by the FTC, in addition to numerous state regulatory authorities and international authorities in any country such products are or will be sold. Private plaintiffs and competitors may also challenge our or our licensees’ claims under consumer protection laws or other theories, including through individual or class action litigation. The regulatory and litigation landscape is rapidly changing, particularly in the food and supplement industry. Certain product claims could be challenged as misleading, unsubstantiated, or as impermissible claims, which may increase the risk of inquiry or action.

Although we endeavor to follow applicable requirements, and although we believe Celly Nu and Celly U.S. bear the marketing and selling responsibility and liability for our unbuzzd™ brand, the FDA, the FTC, state attorneys general, self-regulatory bodies, or a plaintiff may disagree and seek to hold us responsible in whole or in part due to our ownership of the brand, governance or approval rights, or other involvement. If that occurs, we may be subject to significant liability, including civil and administrative remedies and, in certain circumstances, criminal sanctions. We or our licensees may be required to modify, qualify, or discontinue certain claims; update labeling, packaging, or websites; make disclosures; provide consumer redress; or otherwise change, suspend, or restrict sales, distribution channels, or marketing activities. Regulators may also seek warning or untitled letters, civil investigative demands, consent orders, monetary relief, penalties, injunctive relief, product holds, import detentions, recalls, or seizures. In addition, management’s attention could be diverted, and our reputation could be damaged. In the event of litigation, we may expend significant resources to defend our position, which could adversely affect our business and reputation even if we are ultimately not held liable. In the event of government enforcement, any current or future applications for our other product candidates, including any IND, BLA, or NDA, could be subject to additional scrutiny or potential refusal. In addition, our product or product candidates could be subject to import detention or refusal, and we could be subject to other civil and administrative remedies as well as criminal sanctions.

USE OF PROCEEDS

We may issue and sell Class B Shares having aggregate sales proceeds of up to US$17,243,174 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of our Class B Shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds, if any, from this offering for general corporate purposes and working capital. The foregoing expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest bearing instruments.

DIVIDEND POLICY

We have never paid any dividends on our Class B Shares or any of our other securities. We currently intend to retain any future earnings to finance the development and enhancement of our product candidates and to otherwise reinvest in our business, and we do not anticipate that we will declare or pay any dividends in the foreseeable future. Any future determination to pay dividends on our Class B Shares will be at the discretion of our board of directors and will depend on, among other things, our results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that our board of directors may deem relevant.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and our capitalization as of September 30, 2025:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale and issuance by us of 2,082,508 Class B Shares in this offering at an assumed offering price of US$8.28 per share, the last reported sale price of our Class B Shares on Nasdaq on December 17, 2025, for net proceeds of US$16,639,662 after deducting Sales Agent commissions and estimated offering expenses payable by us, and assuming the net proceeds are held as cash and cash equivalents.

You should read the information below in conjunction with our consolidated financial statements and the related notes thereto incorporated by reference into this prospectus supplement.

	Actual	As Adjusted
Cash and cash equivalents	$445,944	$17,085,606
Shareholders’ equity:
Class A Share Capital	151,701	151,701
Class A Shares to be issued	439	439
Class B Share Capital	168,876,091	185,515,753
Warrants	1,028,780	1,028,780
Contributed surplus	33,578,589	33,578,589
Accumulated deficit	(195,259,703)	(195,259,703)
Foreign exchange translation reserve	276,146	276,146
Non-controlling interests	(1,145,295)	(1,145,295)
Total shareholders’ equity	7,506,748	24,146,410
Total capitalization and indebtedness(1)	$7,506,748	$24,146,410

(1)	Total capitalization and indebtedness equals the sum of total long-term obligations and total shareholders’ equity. We have no long-term obligations.

There is no minimum offering amount required as a condition of this offering. The net proceeds that we have used for our as adjusted estimates assumes that we sell all US$17,243,174 of Class B Shares being offered hereby at substantially the same time. Our as adjusted data could be significantly different if we do not sell all of the US$17,243,174 of Class B Shares offered hereby or if such sales do not occur at substantially the same time.

DILUTION

If you invest in our Class B Shares in this offering, your ownership interest may be diluted to the extent of the difference between the public offering price per Class B Share in this offering and the as adjusted net tangible book value per Class B Share after this offering.

As of September 30, 2025, our historical net tangible book value was approximately US$2,887,511 or approximately US$0.76 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 3,816,937 Class B Shares outstanding as of September 30, 2025.

After giving effect to the sale of 2,082,508 Class B Shares pursuant to this prospectus supplement and the accompanying base prospectus in the aggregate amount of approximately US$17,243,174 at an assumed price of US$8.28 per share, which was the last reported sale price of our Class B Shares on Nasdaq on December 17, 2025, and after deducting Sales Agent commissions and estimated offering expenses payable by us (estimated at US$603,512), our as adjusted net tangible book value as of September 30, 2025 would have been approximately US$19,527,173, or approximately US$3.31  per share. This represents an immediate increase in as adjusted net tangible book value of approximately US$2.55 per Class B Share to our existing shareholders and an immediate dilution in as adjusted net tangible book value of approximately US$4.97 per Class B Share to purchasers of our Class B Shares in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		US$8.28
Historical net tangible book value per share as of September 30, 2025	US$0.76
Increase in net tangible book value per share attributable to this offering	US$2.55
As adjusted net tangible book value per share after giving effect to this offering		US$3.31
Dilution per share to new investors purchasing shares in this offering		US$4.97

The information discussed above is illustrative only and will adjust based on the actual price at which our Class B Shares are sold.

The table and discussion above are based on 3,816,937 Class B Shares outstanding as of September 30, 2025, but excludes:

●	12 issued and outstanding Class A Shares convertible into Class B Shares on a one-for-one basis;

●	30 Class A shares to be issued.

●	25,998 Class B Shares issued subsequent to September 30, 2025;

●	160,956 Class B Shares issuable upon the exercise of options outstanding under our Equity Incentive Plan, at a weighted average exercise price of US$13.56 per share;

●	32 Class B Shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of US$1,249 per share;

●	97,600 Class B Shares issuable upon the vesting of outstanding restricted share units; and

●	123,097 Class B Shares available for issuance under our Equity Incentive Plan.

To the extent that any equity-based awards are exercised, new options or other equity awards are issued, or if we otherwise issue additional Class B Shares or convertible debt securities in the future, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

A description of the Class B Shares offered hereby is set forth in Exhibit 2.1 of our most recent Annual Report on Form 20-F, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Rodman, pursuant to which we may issue and sell from time to time our Class B Shares through Rodman as our sales agent. Sales of the Class B Shares, if any, will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Class B Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to Rodman as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, as block transactions, and/or in any other method permitted by law.

If we and Rodman agree on any method of distribution other than sales of Class B Shares into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Rodman will act as our agent in connection with our sale of our Class B Shares at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Rodman. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Rodman will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the Class B Shares requested to be sold by us. We or Rodman may suspend the offering of the Class B Shares being made through Rodman under the Sales Agreement at any time upon proper notice to the other party. We are not offering to sell, or seeking offers to buy, Class B Shares in Canada or through the facilities of the CSE or any other exchange or market in Canada.

Settlement for sales of Class B Shares will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and Rodman in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class B Shares as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Rodman may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We will pay Rodman a cash commission of up to 3.0% of the gross sales price of the Class B Shares that Rodman sells pursuant to the Sales Agreement. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Rodman for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed US$50,000 in the aggregate, in addition to up to US$2,500 per quarterly due diligence update session conducted in connection with this offering for Rodman’s counsel’s fees. We will report at least quarterly the number of Class B Shares sold through Rodman under the Sales Agreement, the net proceeds to us and the compensation paid by us to Rodman in connection with the sales of Class B Shares.

In connection with the sales of Class B Shares on our behalf, Rodman will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Rodman will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Rodman against certain liabilities, including liabilities under the Securities Act.

The offering of our Class B Shares pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of our Class B Shares provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Rodman will not engage in any market making activities involving our Class B Shares while the offering is ongoing under this prospectus supplement.

Rodman and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Rodman and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Rodman and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Rodman or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by Rodman, and Rodman may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement will be furnished as an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find Additional Information.”

The transfer agent and registrar for our Class B Shares is Marrelli Trust Company Limited at its principal office in Vancouver, British Columbia, Canada.

Our Class B Shares are listed for trading on Nasdaq and the CSE in Canada, in each case under the trading symbol “QNTM”. Our Class B Shares are also listed and posted for trading on the FSE in Germany under the trading symbol “0K91”.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus supplement, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder, or collectively, the Tax Act, generally applicable to an investor who acquires Class B Shares pursuant to the offering as a beneficial owner and who, (A) for the purposes of the Tax Act and at all relevant times, (i) is not, and is not deemed to be, resident in Canada, (ii) deals at arm’s length with the Company and the Sales Agent, (iii) is not affiliated with the Company or the Sales Agent, (iv) acquires and holds the Class B Shares as capital property, (v) does not use or hold any of the Class B Shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada, (vi) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), or other holder of special status, and (vii) does not carry on, or is deemed to carry on, an insurance business in Canada or elsewhere, and (B) for the purposes of the Canada-U.S. Tax Convention (1980), or the Tax Treaty, is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Tax Treaty. Holders who meet all of the above criteria are referred to herein as “U.S. Holders,” and this summary only addresses such U.S. Holders.

This summary does not apply to a U.S. Holder: (i) that is a “financial institution” for purposes of the “mark-to-market” rules in the Tax Act; (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) that is a partnership; (iv) where an interest in such U.S. Holder would be a “tax shelter investment” (as defined in the Tax Act); (v) that has elected to determine its Canadian tax results in a foreign currency pursuant to the functional currency reporting rules in the Tax Act; (vi) that is exempt from tax under Part I of the Tax Act; (vii) that has entered or will enter into, in respect of any of the Class B Shares, a “synthetic disposition arrangement” or a “derivative forward agreement” (as those terms are defined in the Tax Act); or (viii) that will receive dividends on any Class B Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act). Such U.S. Holders should consult with their own tax advisors to determine the particular Canadian federal income tax consequences to them of acquiring the Class B Shares.

This summary is based on the current provisions of the Tax Act in force as of the date hereof and our understanding of the administrative policies and assessing practices of the Canada Revenue Agency, or the CRA. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the Tax Proposals, and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. Other than the Tax Proposals, this summary does not otherwise take into account or anticipate any changes in law (whether by legislative, governmental, administrative or judicial decision or action) or any change in the administrative policies and assessing practices of the CRA, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder. All investor should consult their own tax advisors with respect to their particular circumstances, and the discussion below is qualified accordingly.

Currency

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Class B Shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars in general terms based on the exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the CRA.

Dividends

Dividends paid or credited (or deemed to be paid or credited under the Tax Act) to a U.S. Holder by us on Class B Shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Tax Treaty, the rate of withholding tax on dividends paid or credited to a U.S. Holder is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company that beneficially owns at least 10% of our voting shares). U.S. Holders should consult their own tax advisors to determine their entitlement to relief under the Tax Treaty.

Dispositions of Class B Shares

A U.S. Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Class B Share unless the Class B Share constitutes “taxable Canadian property” to the U.S. Holder for purposes of the Tax Act and the U.S. Holder is not entitled to relief under the terms of the Tax Treaty. In addition, capital losses arising on the disposition or deemed disposition of a Class B Share will not be recognized under the Tax Act unless the Class B Share constitutes “taxable Canadian property” to the U.S. Holder for purposes of the Tax Act.

Provided the Class B Shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the CSE and the Nasdaq) at the time of disposition, the Class B Shares generally will not constitute taxable Canadian property to the U.S. Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are met concurrently: (a) one or any combination of (i) the U.S. Holder, (ii) persons with whom the U.S. Holder did not deal at arm’s length, and/or (iii) partnerships in which the U.S. Holder or a person with whom the U.S. Holder did not deal at arm’s length holds a membership interest (directly or indirectly through one or more partnerships) owned 25% or more of the issued shares of any class or series of shares of the Company; and (b) more than 50% of the fair market value of the shares of the Company was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act) or (iv) an option in respect of, an interest in, or for civil law a right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a Class B Share may also be deemed to be taxable Canadian property to a U.S. Holder under other provisions of the Tax Act.

U.S. Holders whose Class B Shares may be taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Class B Shares acquired pursuant to the offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Class B Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Class B Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Class B Shares.

No ruling from the U.S. Internal Revenue Service, or the IRS, has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Class B Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the Canada-U.S. Tax Convention, and U.S. court decisions that are applicable, and, in each case, as in effect, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Class B Shares acquired pursuant to the offering that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Class B Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire Class B Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Class B Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are required to accelerate the recognition of any item of gross income with respect to Class B Shares as a result of such income being recognized on an applicable financial statement; or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Class B Shares in connection with carrying on a business in Canada; (d) persons whose Class B Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Class B Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Class B Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Class B Shares.

Ownership and Disposition of Class B Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules”.

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Class B Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Class B Shares and thereafter capital gain to the extent of the excess over the U.S. Holder’s tax basis, Capital gain will be taxed in the manner described below at “Sale or Other Taxable Disposition of Class B Shares”. The Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by the Company with respect to the Class B Shares will constitute dividend income. Dividends received on Class B Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention or the Class B Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Class B Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Class B Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Class B Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Class B Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a “passive foreign investment company,” or a PFIC, for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership, and disposition of Class B Shares. The Company believes that it was a PFIC for the prior tax year ended December 31, 2024, and based on current business plans and financial expectations, the Company expects to be a PFIC for the current tax year. If the Company is a PFIC in the taxable year in which a U.S. Holder first invests in the Company, the adverse rules described below will apply indefinitely unless the Company no longer is a PFIC in a subsequent taxable year and the U.S. Holder makes a timely “purging election” as described below. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. In addition, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.

General PFIC Rules

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, after the application of certain “look-through” rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income, or the “income test,” or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, or the “asset test,” based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

If the Company were a PFIC in any tax year during which a U.S. Holder held Class B Shares, and subject to a U.S. Holder making a “QEF Election” or “Mark-to-Market Election” as described below, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the Class B Shares and with respect to gain from the disposition of Class B Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the Class B Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the Class B Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Class B Shares ratably over its holding period for the Class B Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and the preferential tax rates applicable to capital gains or dividends received on our Class B shares would not be available. In addition, amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge would apply at a rate applicable to underpayments. These adverse tax consequences would not apply to a pension or profit-sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of Class B Shares. In addition, if a non-electing U.S. Holder who is an individual dies while owning our Class B Shares, such U.S. Holder’s successor generally would not receive a step-up in tax basis with respect to such Class B Shares, but instead would have a tax basis equal to the lower of the fair market value of such Class B Shares or the decedent’s tax basis in such Class B Shares.

QEF Election

The tax consequences described above upon a PFIC determination may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election, or a QEF Election, with respect to its interest in the PFIC, provided the Company provides the U.S Holder with the necessary information regarding its ordinary earnings and net capital gain. Consequently, if the Company is classified as a PFIC, it would likely be advantageous for a U.S. Holder to elect to treat the investment as a “qualified electing fund,” or a QEF, with respect to such U.S. Holder in the first year in which it holds Class B Shares. If a U.S. Holder makes a timely QEF election with respect to the Company, the electing U.S. Holder would be required in each taxable year that the Company is considered to be a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of the Company and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of the Company, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in its Class B Shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the Class B Shares and will not be taxed again as distributions to the U.S. Holder. Gain realized from the sale of our Class B Shares covered by a QEF election would be taxed as a capital gain and the denial of the basis step-up at death described above would not apply. Generally, a QEF election must be made by the U.S. Holder in a timely filed tax return for the first taxable year in which the U.S. Holder held our Class B Shares that includes the close of our taxable year for which we met the PFIC gross income test or asset test. A separate QEF election would need to be made for any of our subsidiaries that are classified as a PFIC. A QEF election is made on IRS Form 8621.

The U.S. federal income tax on any gain from the disposition of Class B Shares or from the receipt of Excess Distributions may be greater than the tax that would apply if a timely QEF election is made. If the Company does not provide the required information with regard to the QEF election, U.S. Holders will not be able to make a QEF election and will, subject to the discussion of the mark-to-market election below, continue to be subject to the general PFIC rules as described above. U.S. Holders are urged to consult their own tax advisors regarding the advisability and availability of making a QEF election with respect to the Company.

Mark-to-Market Election

Alternatively, if the Company were to be classified as a PFIC, a U.S. Holder could also avoid certain of the general PFIC rules described above by making a timely mark-to-market election on Form 8621 (instead of a QEF election), provided the Class B Shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable Treasury regulations. U.S. Holders are urged to consult their own tax advisers regarding the potential availability and consequences of a mark-to-market election. A U.S. Holder who makes the mark-to-market election generally must include as ordinary income each year the increase in the fair market value of the Class B Shares and deduct from gross income the decrease in the value of such shares during each of its taxable years, but with losses limited to the amount of previously recognized net gains. The U.S. Holder’s tax basis in the Class B Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. If a mark-to-market election with respect to our Class B Shares is in effect on the date of a U.S. Holder’s death, the tax basis of the Class B Shares in the hands of a U.S. Holder who acquired them from a decedent will be the lesser of the decedent’s tax basis or the fair market value of the Class B Shares. Any gain from a sale, exchange or other disposition of the Class B Shares in any taxable year in which we are a PFIC (i.e., when we meet the gross income test or asset test described above) would be treated as ordinary income and any loss from a sale, exchange or other disposition would be treated first as an ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as a capital loss. If we cease to be a PFIC, any gain or loss recognized by a U.S. Holder on the sale or exchange of the Class B Shares would be classified as a capital gain or loss. The Class B Shares should be marketable stock as long as they are listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Class B Shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we again become a PFIC. Such election will not apply to any subsidiary that we own. Accordingly, a U.S. Holder may continue to be subject to the PFIC rules with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election.

Purging Election

If we are a PFIC at any time when a U.S. Holder holds our Class B Shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds our Class B Shares even if we cease to meet the PFIC gross income test or asset test in a subsequent year. However, if we cease to meet these tests, a U.S. Holder can avoid the continuing impact of the PFIC rules by making a special election (a Purging Election) to recognize gain by making a “deemed sale” election with respect to all of the U.S. Holder’s Class B Shares and have such Class B Shares deemed to be sold at their fair market value on the last day of the last taxable year during which we were a PFIC. Under another type of purging election, the Company will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of the Company’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make this second election, the Company must also be determined to be a “controlled foreign corporation” as defined by the U.S. Tax Code (which may not be the case, but please see the Controlled Foreign Corporations section below). The shareholder makes a purging election under Code section 1298(b)(1) and regulations section 1.1298-3 on IRS Form 8621 attached to the shareholder’s tax return (including an amended return), or requests the consent of the IRS Commissioner to make a late election under Code section 1298(b)(1) and regulations section 1.1298-3(e) (late purging election) on Form 8621-A. In addition, for a U.S. Holder making such an election, a new holding period would be deemed to begin for our Class B Shares for purposes of the PFIC rules. After the Purging Election, the Class B Shares with respect to which the Purging Election was made will not be treated as shares in a PFIC unless we subsequently again become a PFIC.

Each U.S. person who is a shareholder of a PFIC generally must file an annual report (on IRS Form 8621) with the IRS containing certain information, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements or make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Class B Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). U.S. Holders should consult their own tax advisors regarding the application, if any, of this tax on their ownership and disposition of Class B Shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange, or other taxable disposition of Class B Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Class B Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Class B Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this foreign tax credit limitation is calculated and applied separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their Class B Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the United States or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Class B Shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF CLASS B SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon on our behalf by Garfinkle Biderman LLP, Toronto, Ontario, Canada, as to Canadian legal matters, and Nauth LPC, Toronto, Canada, concerning U.S. legal matters. Rodman is being represented in connection with this offering by Haynes and Boone, LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of MNP LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form F-3, including relevant exhibits and schedules, under the Securities Act with respect to the Class B Shares to be sold in this offering. This prospectus supplement and the accompanying base prospectus, which constitute a part of the registration statement, do not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the Class B Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file and furnish reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file or furnish electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings and submissions available, free of charge, on our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our website address is www.quantumbiopharma.com. The information contained in or accessible from our website is not a part of this prospectus supplement or the accompanying base prospectus, nor is such information incorporated by reference herein or therein, and should not be relied upon in determining whether to make an investment in our Class B Shares. We have included our website address in this prospectus supplement solely as an inactive textual reference.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file or furnish with them into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus supplement will automatically be deemed to update and supersede information contained in this prospectus supplement and the accompanying base prospectus.

The following documents previously filed or furnished with the SEC are incorporated by reference in this prospectus supplement:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, as amended;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 6, 2025;

●	Exhibit 99.4 to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 29, 2025 ; and
●	The description of our Class B Shares in our registration statement on Form 40-F, filed with the SEC on December 6, 2019, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus supplement but prior to the termination of the offering of the Class B Shares covered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules (unless we specifically state in such furnished material that such document or information is incorporated into the registration statement of which this prospectus supplement is a part).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the report or documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following mail address, e-mail address or phone number:

Quantum BioPharma Ltd.

1 Adelaide Street East, Suite 801
Toronto, Ontario, M5C 2V9, Canada
Telephone: (416) 854-8884.
Attn: Chief Financial Officer

Prospectus

FSD Pharma Inc.

US$50,000,000

____________________________________

Class B Subordinate Voting Shares

Subscription Receipts

Warrants

Units

____________________________________

FSD Pharma Inc. (“FSD”, “FSD Pharma”, the “Corporation”, “we”, “us”, or “our”) may offer and issue from time to time Class B Subordinate Voting Shares of the Corporation (“Class B Shares”), subscription receipts of the Corporation (“Subscription Receipts”), warrants to purchase Class B Shares (“Warrants”) and/or units consisting of one or more of the other securities described in this prospectus (the “Prospectus”) in any combination (“Units” and, collectively with the Class B Shares, Subscription Receipts and Warrants, the “Securities” and each, a “Security”) up to an aggregate initial offering price of US$50,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that the registration statement of which this Prospectus, including any amendments hereto, forms a part remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”). We may offer Securities in such amount and, in the case of the Subscription Receipts, Warrants and Units, with such terms as we may determine in light of market conditions.

The specific terms of the Securities with respect to a particular offering will be set forth in the applicable Prospectus Supplement and may include, where applicable, (i) in the case of the Class B Shares, the number of Class B Shares offered, the currency (which may be U.S. dollars, Canadian dollars or any other currency), the issue price and any other specific terms; (ii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be U.S. dollars, Canadian dollars or any other currency), the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms; (iii) in the case of Warrants, the designation, the number of Warrants offered, the currency (which may be U.S. dollars, Canadian dollars or any other currency), number of the Class B Shares that may be acquired upon exercise of the Warrants, the exercise price, dates and periods of exercise, adjustment procedures and any other specific terms; and (iv) in the case of Units, the designation, the number of Units offered, the offering price, the currency (which may be U.S. dollars, Canadian dollars or any other currency), terms of the Units and of the securities comprising the Units and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will supplement this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may sell the Securities directly to one or more purchasers or through underwriters, brokers, dealers, or agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, broker, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to any underwriter, broker, dealer or agent, and any other material terms of the plan of distribution.

Our issued and outstanding Class B Shares are listed and posted for trading under the trading symbol “HUGE” in Canada on the Canadian Securities Exchange (the “CSE”) and in the U.S. on the Nasdaq Capital Market LLC (“Nasdaq”). The Class B Shares are also listed and posted for trading on the Börse Frankfurt, or Frankfurt Stock Exchange (“FSE”), under “WKN: A2JM6M” and the trading symbol “0K91”. On December 21, 2023, the last trading day prior to the date of this Prospectus, the closing price of the Class B Shares was C$1.26 per share on the CSE, US$0.96 per share on the Nasdaq, and €0.854 per share on the FSE. We will apply to have any Class B Shares distributed under this Prospectus listed on the CSE and the Nasdaq provided the Class B Shares are currently listed or traded on such exchanges. Any listing and admission will be subject to FSD fulfilling all of the listing requirements of the CSE and the Nasdaq, respectively. Any offering of Securities other than Class B Shares will be a new issue of Securities with no established trading market. The Class B Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws.  Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below US$75 million. During the 12 calendar months prior to and including the date of this Prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this Prospectus and future filings.

There is currently no market for the Subscription Receipts, Warrants or Units, and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

We express all amounts in this Prospectus in United States dollars, except where otherwise indicated. References to “C$” are to Canadian dollars and references to “AUD” are to Australian dollars.

Our principal executive offices are located at 199 Bay Street, Suite 4000, Toronto, Ontario, Canada M5L 1A9, Telephone: (416) 854-8884.

Investing in the Securities involves a high degree of risk. Prospective purchasers of any Securities should carefully review the information contained in or incorporated by reference in this Prospectus, including risk factors. See “Risk Factors” in this Prospectus and in the 2022 Annual Report, which is incorporated by reference herein.

We prepare our annual financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), and our interim financial statements, certain of which are incorporated by reference herein, in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting. As a result, the annual or interim financial statements incorporated by reference in this Prospectus and any applicable Prospectus Supplement may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and in Canada. Such consequences for purchasers who are resident in, or citizens of, the U.S. may not be described fully herein or in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should read the tax discussion contained in any applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisors before deciding to purchase any Securities. See “Certain Income Tax Considerations”.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of Ontario, Canada, that some or all of our officers and directors are residents of Canada, that some or all of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of our assets and the assets of such persons are located outside the U.S.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January 4, 2024.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide the reader with different information. References to this “Prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference”. We are not making an offer of the Securities in any jurisdiction where the offer is not permitted. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. Our business, operations, financial condition, results of operations, cash flow and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information provided in this Prospectus and any Prospectus Supplement, including information incorporated by reference, contains certain “forward-looking information” or “forward-looking statements” within the meaning of United States securities laws (collectively, “Forward-Looking Statements”). Forward-Looking Statements relate to future events or future performance, business prospects or opportunities of the Corporation that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management made in light of management’s experience and perception of historical trends, current conditions and expected future developments. All statements other than statements of historical fact may be Forward-Looking Statements.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be Forward-Looking Statements. Forward-Looking Statements are often, but not always, identified by words or phrases such as “hope”, “would”, “seek”, “anticipate”, “believe”, “expect”, “plan”, “continue”, “estimate”, “will”, “predict”, “intend”, “forecast”, “future”, “target”, “project”, “capacity”, “could”, “should”, “might”, “focus”, “proposed”, “scheduled”, “outlook”, “potential”, “may” or similar expressions and includes suggestions of future outcomes, including, but not limited to statements about: discussions concerning the Corporation’s exploration of near-term funding strategies; the Corporation’s plans to advance the research and development of its drug candidates (the “Product Candidates”) to commercialization through studies and clinical trials, including anticipated timing and associated costs; the application and the costs associated with such planned trials, and the Corporation’s ability to obtain required funding and the terms and timing thereof; the expansion of our product offering(s), our business objectives and the expected impacts of previously announced acquisitions and developments; the investigational new drug application process for the U.S. Food and Drug Administration (“FDA”) and Health Canada, or comparable regulatory authority, application process and any review thereof and its effects on our business objectives. Readers are cautioned not to place undue reliance on Forward-Looking Statements as the Corporation’s actual results may differ materially and adversely from those expressed or implied.

The Corporation has made certain assumptions with respect to the Forward-Looking Statements regarding, among other things: the Corporation’s ability to generate sufficient cash flow from operations and obtain financing, if needed, on acceptable terms or at all; the general economic, financial market, regulatory and political conditions in which the Corporation operates; the interest of potential purchasers in the Corporation’s Product Candidates; anticipated and unanticipated costs; the government regulation of the Corporation’s activities and Product Candidates; the timely receipt of any required regulatory approvals; the Corporation’s ability to obtain qualified staff, equipment and services in a timely and cost efficient manner; the Corporation’s ability to conduct operations in a safe, efficient and effective manner; and the Corporation’s expansion plans and timeframe for completion of such plans.

Although the Corporation believes that the expectations and assumptions on which the Forward-Looking Statements are based are reasonable, undue reliance should not be placed on the Forward-Looking Statements, because no assurance can be given that such statements will prove to be correct. Since Forward-Looking Statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially and adversely from those currently anticipated due to a number of factors and risks. These include, but are not limited to:

●	the limited operating history of the Corporation and history of losses, and anticipated significant losses for the foreseeable future incurred to pursue commercialization of the Product Candidates;

●	the Corporation’s inability to file investigational new drug applications or clinical trial applications on timelines it reasonably anticipates, if at all;

●	the Corporation’s ability to identify, license or discover additional product candidates;

●	the Product Candidates being in the preclinical development stage;

●	the Corporation’s reliance on its Product Candidates;

●	the Corporation’s ability to successfully develop new commercialized products or find a market for their sale;

●	the impact of any future recall of the Corporation’s products;

●	the Corporation’s ability to promote and sustain its products, including any restrictions or constraints on marketing practices under the regulatory framework in which the Corporation operates;

●	failure to achieve the degree of market acceptance and demand for our products or Product Candidates by physicians, patients, healthcare payors, and others in the medical community which are necessary for commercial success, including due to the possibility that alternative, superior treatments may be available prior to the approval and commercialization of Product Candidates, should such approval be received at all;

●	failure of clinical trials to demonstrate substantial evidence of the safety and/or effectiveness of Product Candidates, which could prevent, delay or limit the scope of regulatory approval and commercialization, including from difficulties encountered in enrolling patients in clinical trials, and reliance on third parties to conduct our clinical trials and some aspects of our research and preclinical testing, or results from future clinical testing which may demonstrate opposing evidence and draw negative conclusions regarding the effectiveness of any Product Candidate, including the effectiveness of Lucid-21-302, also known as Lucid-MS, as a treatment for multiple sclerosis;

●	results of earlier studies or clinical trials not being predictive of future clinical trials and initial studies or clinical trials not establishing an adequate safety or efficacy profile for the Product Candidates to justify proceeding to advanced clinical trials or an application for regulatory approval;

●	potential side effects, adverse events or other properties or safety risks of the Product Candidates, which could delay or halt their clinical development, prevent their regulatory approval, cause suspension or discontinuance of clinical trials, abandonment of a Product Candidate, limit their commercial potential, if approved, or result in other negative consequences;

●	preliminary, interim data obtained from the Corporation’s clinical trials that it may announce or publish from time to time may not be indicative of future scientific observations or conclusions as more patient data becomes available, further analyses are conducted, and as the data becomes subject to subsequent audit and verification procedures;

●	inability to establish sales and marketing capabilities, or enter into agreements with third parties, to sell and market any Product Candidates that the Corporation may develop;

●	the ability to provide the capital required for research, product development, operations and marketing;

●	violations of laws and regulations resulting in repercussions;

●	risks inherent in an pharmaceutical business and the development and commercialization of pharmaceutical products, including the inability to accurately predict timing or amounts of expenses, requirements of regulatory authorities, and completion of clinical studies on anticipated timelines, which may encounter substantial delays or may not be able to be completed at all;

●	delays in clinical trials;

●	the Corporation’s inability to attain or maintain the regulatory approvals it needs in any jurisdiction to commercialize, distribute or sell any Product Candidate or other pharmaceutical products;

●	failure of counterparties to perform contractual obligations;

●	changes, whether anticipated or not, in laws, regulations and guidelines that may result in significant compliance costs for the Corporation, including in relation to restrictions on branding and advertising, regulation of distribution and excise taxes;

●	uncertainty associated with insurance coverage and reimbursement status for newly-approved pharmaceutical products, which could result in Product Candidates becoming subject to unfavourable pricing regulations, third-party coverage and reimbursement practices, or healthcare reform initiatives, including legislative measures aimed at reducing healthcare costs;

●	the effect that any public health crises, such as pandemics or epidemics may have on the Corporation’s business;

●	the price of our securities may be volatile due to a variety of factors, including volatility in the capital markets generally, geopolitical events, public health emergencies, macro economic pressures and natural disasters;

●	the Corporation’s anticipated negative cash flow from operations and non-profitability for the foreseeable future;

●	the issuances of equity securities and the conversion of outstanding securities to Class B Shares;

●	the Corporation’s dual class share structure;

●	the market price of the Class B Shares possibly being subject to wide price fluctuations;

●	whether an active trading market for the Class B Shares is sustained;

●	the Corporation’s ability to maintain compliance with Nasdaq’s rules for continued listing on the Nasdaq;

●	the Corporation’s ability to identify and execute future acquisitions or dispositions effectively, including the ability to successfully manage the impacts of such transactions on its operations;

●	lack of dividends, and reinvestment of retained earnings, if any, into the Corporation’s business;

●	the Corporation’s reliance on management, key persons and skilled personnel;

●	reliance on contract manufacturing facilities;

●	manufacturing problems that could result in delay of the Corporation’s development or commercialization programs;

●	the Corporation’s expected minimal environmental impacts; insurance and uninsured risks;

●	claims from suppliers; conflicts of interest between the Corporation and its directors and officers;

●	the Corporation’s ability to manage its growth effectively;

●	the Corporation’s ability to realize production targets;

●	supply chain interruptions and the ability to maintain required supplies of, equipment, parts and components;

●	the Corporation’s ability to successfully implement and maintain adequate internal controls over financial reporting or disclosure controls and procedures;

●	results of litigation;

●

the dependence of the Corporation’s operations, in part, on the maintenance and protection of its information technology systems, and the information technology systems of its third-party research institution collaborators, contract research organizations (“CROs”) or other contractors or consultants, which could face cyber-attacks;

●	failure to execute definitive agreements with entities in which the Corporation has entered into letters of intent or memoranda of understanding;

●	unfavourable publicity or consumer perception towards the Product Candidates;

●	reputational risks to third parties with whom the Corporation does business; failure to comply with laws and regulations; the Corporation’s reliance on its own market research and forecasts;

●	competition from other technologies and pharmaceutical products, including from synthetic production, new manufacturing processes and new technologies, and expected significant competition from other companies with similar businesses, and significant competition in an environment of rapid technological and scientific change;

●	the Corporation’s ability to safely, securely, efficiently and cost-effectively transport our products to consumers;

●	liability arising from any fraudulent or illegal activity, or other misconduct or improper activities that the Corporation’s directors, officers, employees, contractors, consultants, commercial partners or vendors may engage in, including noncompliance with regulatory standards and requirements;

●	unforeseen claims made against the Corporation, including product liability claims or regulatory actions;

●	reliance on single-source suppliers, including single-source suppliers for the acquisition of the drug substance and drug product for any of the Product Candidates;

●	inability to obtain or maintain sufficient intellectual property protection for the Product Candidates;

●	third-party claims of intellectual property infringement;

●	patent terms being insufficient to protect competitive position on Product Candidates;

●	inability to obtain patent term extensions or non-patent exclusivity;

●	inability to protect the confidentiality of trade secrets;

●	inability to protect trademarks and trade names;

●	filing of claims challenging the inventorship of the Corporation’s patents and other intellectual property;

●	invalidity or unenforceability of patents, including legal challenges to patents covering any of the Product Candidates;

●	claims regarding wrongfully used or disclosed confidential information of third parties;

●

risks related to the Corporation’s investment in Celly Nutrition Corp., (“Celly Nu”)  including the ability of Celly Nu to commercialize the exclusive rights to the recreational applications for the Corporation’s alcohol misuse technology for rapid alcohol detoxification;

●	inability to protect property rights around the world;

●	the impact of general economic conditions on the Corporation’s mortgage investment activities;

●	risks related to the Corporation’s status as a foreign private issuer;

●	the Corporation taking advantage of reduced disclosure requirements applicable to emerging growth companies;

●	the Corporation’s classification as a “passive foreign investment company”;

●	that the Corporation’s international business operations, including expansion to new jurisdictions, could expose it to regulatory risks or factors beyond our control such as currency exchange rates and changes in governmental policy;

●	risks related to expansion of international operations;

●	the Corporation’s ability to produce and sell products in, and export products to, other jurisdictions within and outside of Canada and the United States, which is dependent on compliance with additional regulatory or other requirements;

●	regulatory regimes of locations for clinical trials outside of Canada and the United States;

●	failure to obtain approval to commercialize Product Candidates outside of Canada and the United States;

●	if clinical trials are conducted for Product Candidates outside of Canada and the United States, FDA, Health Canada and comparable regulatory authorities may not accept data from such trials, or the scope of such approvals from regulatory authorities may be limited; and

●	other factors beyond the Corporation’s control.

The Corporation cautions that the foregoing list of important risk factors and uncertainties is not exhaustive. Although the Corporation has attempted to identify important factors that could cause actual results to differ materially from those contained in Forward-Looking Statements, there may be other factors that cause results not to be as anticipated, estimated, intended or projected. There is no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Statements. You should carefully consider the matters as further discussed under the heading “Risk Factors”.

Those other risks discussed in the Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 31, 2023 (the “2022 Annual Report”), under the headings “Forward-Looking Statements” and “Item 3. Key Information—D. Risk Factors” and in Management’s Discussion and Analysis of Financial Condition and Results of Operations dated March 31, 2023 for the year ended December 31, 2022 under the heading “Forward-Looking Information” are incorporated by referenced in this Prospectus. Any Forward-Looking Statement is made only as of the date of this Prospectus or the applicable document incorporated by reference into this Prospectus. Except as required by applicable securities law, we undertake no obligation to update publicly or otherwise revise any Forward-Looking Statements or the foregoing list of factors affecting those statements, whether as a result of new information, future events or otherwise or the foregoing lists of factors affecting this information.

RISK FACTORS

Prospective investors in a particular offering of Securities should carefully consider the risks presented in this Prospectus, as well as the information and risk factors contained in the Prospectus Supplement relating to that offering and any and all other information incorporated by reference in this Prospectus. Other than as discussed in this Prospectus, risk factors relating to our business are discussed in our 2022 Annual Report and FY 2022 MD&A, and certain other documents incorporated by reference or deemed to be incorporated by reference into this Prospectus, which risk factors are incorporated by reference into this Prospectus.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Corporation may face. Additional risks and uncertainties, including those that the Corporation is unaware of or that are currently deemed immaterial, may also become important factors that affect the Corporation and its business. If any such risks actually occur, the Corporation’s business, operations, financial condition, results of operations, cash flow and prospects could be materially adversely affected.

Absence of a public market for certain of the securities

There is no public market for the Warrants, Subscription Receipts or Units and, unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to apply for listing of the Warrants, Subscription Receipts or Units on any securities exchanges. If the Warrants, Subscription Receipts or Units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the Warrants, Subscription Receipts or Units, or that a trading market for these securities will develop at all.

Dilution of the percentage ownership of the Corporation’s stockholders

Future sales and issuances of the Corporation’s Class B Shares or rights to purchase Class B Shares, including pursuant to the Corporation’s equity incentive plans, could result in additional dilution of the percentage ownership of the Corporation’s stockholders and could cause the Corporation’s stock price to fall. The Corporation expects that significant additional capital may be needed in the future to continue its planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities, potential acquisitions, in-licenses, or collaborations and costs associated with operating a public company. To raise capital, the Corporation may sell Class B Shares, convertible securities or other equity securities in one or more transactions at prices and in a manner it determines from time to time. If the Corporation sells Class B Shares, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to the Corporation’s existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Class B Shares, including Class B Shares sold in this offering upon exercise of Warrants.

The Corporation has no history of revenue

To date, the Corporation has generated no product revenue and cannot predict when and if it will generate product revenue. The Corporation’s ability to generate product revenue and ultimately become profitable depends upon its ability, alone or with partners, to successfully develop its product candidates, obtain regulatory approval, and commercialize products, including any of its current product candidates, or other product candidates that it may develop, in-license or acquire in the future. The Corporation expects its research and development expenses to increase in connection with its ongoing activities, particularly as it advances its product candidates through clinical trials.

Exposure to financial risk related to fluctuation of foreign exchange rates

The Corporation may be adversely affected by foreign currency fluctuations. To date, the Corporation has been primarily funded through issuances of equity and from interest income on funds available for investment, some of which are denominated in U.S. dollars. Also, a significant portion of its expenditures are in other currencies, and the Corporation is therefore subject to foreign currency fluctuations which may, from time to time, impact its financial position and results of operations.

The Corporation could be liable for fraudulent or illegal activity by its employees, contractors and consultants resulting in significant financial losses to claims against the Corporation

The Corporation is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Corporation that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for the Corporation to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Corporation to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Corporation from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against the Corporation, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on the Corporation’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the Corporation’s operations, any of which could have a material adverse effect on the Corporation’s business, financial condition and results of operations.

Employee Misconduct

Notwithstanding having established an insider trading policy and code of ethics and business conduct, the Corporation is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include failures to comply with Health Canada and the FDA regulations, provide accurate information to Health Canada and the FDA, comply with manufacturing standards the Corporation has established, comply with federal and provincial healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to the Corporation. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing, and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to the Corporation’s reputation. If any such actions are instituted against the Corporation, and the Corporation is not successful in defending itself or asserting its rights, those actions could have a substantial impact on the Corporation’s business and results of operations, including the imposition of substantial fines or other sanctions.

Uninsured or uninsurable risk

The Corporation may become subject to liability for risks which are uninsurable or against which the Corporation may opt out of insuring due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for usual business activities. Payment of liabilities for which insurance is not carried may have a material adverse effect on the Corporation’s financial position and operations.

Future Losses and Lack of Profitability

The Corporation has historically incurred losses from its operating activities. The Corporation believes that operating losses will continue as it is planning to incur significant costs associated with its research and development initiatives. The Corporation expects that losses will fluctuate from quarter to quarter and year to year, and that such fluctuations may be substantial. The Corporation cannot predict when it will become profitable, if at all.

Required Additional Financing

The Corporation anticipates requiring additional financing, including through issue and sale of equity and/or debt securities. There can be no assurance that the Corporation will be able to obtain necessary financing in a timely manner or on acceptable terms, if at all. If the Corporation is unable to obtain such additional financing, any investment in the Corporation may be lost. In such event, the probability of resale of the Securities purchased would be diminished.

Government Regulation

The processing, manufacturing, packaging, labeling, advertising and distribution of the Corporation’s planned products is subject to regulation by one or more governmental authorities, and various agencies of the federal, provincial, state and localities in which our products are sold. These government authorities may attempt to regulate any of our products that fall within their jurisdiction. Such governmental authorities may determine that a particular product or product ingredient presents an unacceptable health risk and may determine that a particular statement of nutritional support that we want to use is an unacceptable claim. Such a determination would prevent the Corporation from marketing particular products or using certain statements of nutritional support on its products. The Corporation also may be unable to disseminate third-party literature that supports its products if the third-party literature fails to satisfy certain requirements. In addition, government authorities could require the Corporation to remove a particular product from the market. Any recall or removal would result in additional costs to the Corporation, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs and reduced growth prospects, all of which could be material.

The Corporation may not be able to develop its products, which could prevent it from ever becoming profitable

If the Corporation cannot successfully develop, manufacture, sell and distribute its products, or if the Corporation experiences difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, the Corporation may not be able to develop market-ready commercial products at acceptable costs, which would adversely affect the Corporation’s ability to effectively enter the market. A failure by the Corporation to achieve a low-cost structure through economies of scale or improvements in cultivation and manufacturing processes would have a material adverse effect on the Corporation’s commercialization plans and the Corporation’s business, prospects, results of operations and financial condition.

Inability to complete development and commercialization of product candidates or develop new product candidates

As a research and development company, the Corporation expects to spend substantial funds to continue the research, development and testing of its product candidates and to prepare to commercialize products subject to approval of Health Canada in Canada, the FDA in the United States and similar approvals in other jurisdictions. The Corporation will also require significant additional funds if it expands the scope of its current clinical plans or if it were to acquire any new assets and advance their development. Therefore, for the foreseeable future, the Corporation will have to fund all of its operations and development expenditures from cash on hand, equity financings, through collaborations with other biotechnology or pharmaceutical companies or through financings from other sources. If it does not succeed in raising additional funds on acceptable terms, the Corporation might not be able to complete planned preclinical studies and clinical trials or pursue and obtain approval of any product candidates from Health Canada, the FDA and other regulatory authorities. It is possible that future financing will not be available or, if available, may not be on favorable terms. The availability of financing will be affected by the achievement of the Corporation’s corporate goals, the results of scientific and clinical research, the ability to obtain regulatory approvals, the state of the capital markets generally and with particular reference to drug development companies, the status of strategic alliance agreements and other relevant commercial considerations. If adequate funding is not available, the Corporation may be required to delay, reduce or eliminate one or more of its product development programs, or obtain funds through corporate partners or others who may require the Corporation to relinquish significant rights to product candidates or obtain funds on less favourable terms than the Corporation would otherwise accept. To the extent that external sources of capital become limited or unavailable or available on onerous terms, the Corporation’s intangible assets and its ability to continue its clinical development plans may become impaired, and the Corporation’s assets, liabilities, business, financial condition and results of operations may be materially or adversely affected.

Third Party Suppliers

We outsource the manufacture of our products to third parties. Such third parties in turn source raw materials in order to produce our products. The availability of raw materials as well as variations in the price of raw materials may therefore increase the Corporation’s operating costs. The resulting effect on the Corporation’s operating profit margin depends on, among other things, the Corporation’s ability to increase the prices of its finished products in the context of a competitive market. Fluctuations in raw material prices may therefore increase or decrease the Corporation’s operating profit margin. Price increases may also result in downward pressure on sales volume. Furthermore, the Corporation’s third party manufacturer(s) will be competing with other producers and manufacturers to secure raw materials, and such producers or manufacturers may, because of a variety of factors including but not limited to their relationships with suppliers, size, and competitive position within our industry be able to secure raw materials before the Corporation’s manufacturer(s) could secure such material, or may push the prices of raw materials higher because of such producers’ or other manufacturers’ demand for raw materials that the Corporation also requires. Potential delays in the Corporation’s or any of its third-party manufacturer’s ability to secure raw materials could undermine the Corporation’s commitments to produce and deliver its products to distributors, which could undermine market share, revenue, and hence profitability.

Limited Number of Products

The Corporation’s business is focused on the production and distribution of biopharmaceutical products. If such products do not achieve sufficient market acceptance, it will be difficult for us to achieve profitability. The Corporation’s revenues are expected to derive almost exclusively from sales of biopharmaceutical products, and the Corporation expects that its biopharmaceutical products will account for substantially all of its revenue for the foreseeable future. If the biopharmaceutical market declines or biopharmaceutical products fail to achieve substantially greater market acceptance than they currently enjoy, the Corporation will not be able to grow its revenues sufficiently for it to achieve consistent profitability. Even if products to be distributed by the Corporation conform to international safety and quality standards, sales could be adversely affected if consumers in target markets lose confidence in the safety, efficacy, and quality of biopharmaceutical products. Adverse publicity about biopharmaceutical products that the Corporation sells may discourage consumers from buying products distributed by the Corporation.

Brand Awareness

The Corporation’s brand is very new and brand awareness has not been achieved inside or outside Canada and the United States. There is no assurance that the Corporation will be able to achieve brand awareness in any of the regions it operates in, or anywhere else. In addition, the Corporation must develop successful marketing, promotional and sales programs in order to sell its products. If the Corporation is not able to develop successful marketing, promotional and sales programs, then such failure will have a material adverse effect on the business, financial condition and operating results.

Development of New Products

The Corporation’s success will depend, in part, on its ability to develop, introduce and market new and innovative products. If there is a shift in consumer demand, the Corporation must meet such demand through new and innovative products or else its business will fail. The Corporation’s ability to develop, market and produce new products is subject to it having substantial capital. There is no assurance that the Corporation will be able to develop new and innovative products or have the capital necessary to develop such products.

The Corporation’s Industry is an Intensely Competitive Market

The Corporation’s industry is highly competitive and composed of many domestic and foreign companies. The Corporation has experienced and expects to continue to experience, substantial competition from numerous competitors whom it expects to continue to improve their products and technologies. Competitors may announce and introduce new products, services or enhancements that better meet the needs of end-users or changing industry standards, or achieve greater market acceptance due to pricing, sales channels or other factors. Competitors may be able to respond more quickly than the Corporation to changes in end-user requirements and devote greater resources to the enhancement, promotion and sale of their products.

Commercialization and Marketing of Products

The Corporation is reliant on third-party consultants to assist in its investigating the process of developing and commercializing its biopharmaceutical products. No assurance can be given that the results of these investigations will determine that manufacturing and distribution of its products will be feasible or commercially viable. A failure to obtain satisfactory results on these investigations could have a material adverse effect on the Corporation’s business and may adversely affect the Corporation’s ability to begin earning revenue.

Dependence on Management and Key Personnel

The Corporation has a small management team and is dependent on certain members of its management and consultants. The loss of the services of one or more of them could adversely affect the Corporation. The Corporation’s ability to maintain its competitive position is dependent upon its ability to attract and retain highly qualified managerial, specialized technical, manufacturing, sales and marketing personnel. There can be no assurance that the Corporation will be able to continue to recruit and retain such personnel. The inability of the Corporation to recruit and retain such personnel would adversely affect the Corporation’s operations and product development.

Conflicts of Interest

Certain directors and officers of the Corporation are or may become associated with other companies in the same or related industries, which may give rise to conflicts of interest. Directors who have a material interest in any person who is a party to a material contract or a proposed material contract with the Corporation are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors and the officers are required to act honestly and in good faith with a view to the best interests of the Corporation. The directors and officers of the Corporation have either other full-time employment or other business or time restrictions placed on them and accordingly, the Corporation will not be the only business enterprise of these directors and officers.

Health and Safety

Health and safety issues related to our products may arise that could lead to litigation or other action against the Corporation or to regulation of certain of its product components. The Corporation may be required to modify its recipes or packaging and may not be able to do so. It may also be required to pay damages that may reduce its profitability and adversely affect its financial condition. Even if these concerns prove to be baseless, the resulting negative publicity could affect the Corporation’s ability to market certain of its products and, in turn, could harm its business and results from operations.

Damage to the Corporation’s reputation may result in the failure of its business

In certain circumstances, the Corporation’s reputation could be damaged. Damage to the Corporation’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Corporation and its activities, whether true or not. Although the Corporation believes that it operates in a manner that is respectful to all stakeholders and that it takes care in protecting its image and reputation, the Corporation does not ultimately have direct control over how it is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Corporation’s overall ability to advance its projects, thereby having a material adverse impact on financial performance, financial condition, cash flows and growth prospects.

Marketing and distribution capabilities

In order to commercialize its products, the Corporation must either acquire or develop an internal marketing and sales force with technical expertise and with supporting distribution capabilities or arrange for third parties to perform these services. In order to market any of its products, the Corporation must either acquire or develop a sales and distribution infrastructure. The acquisition or development of a sales and distribution infrastructure would require substantial resources, which may divert the attention of its management and key personnel, and defer its product development and deployment efforts. To the extent that the Corporation enters into marketing and sales arrangements with other companies, its revenues will depend on the efforts of others. These efforts may not be successful. If the Corporation fails to develop substantial sales, marketing and distribution channels, or to enter into arrangements with third parties for those purposes, it will experience delays in product sales and incur increased costs.

Intellectual Property

The Corporation relies on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect the Corporation’s intellectual property rights in the Corporation’s current brand, and any additional intellectual property it may develop. Failure to protect the Corporation’s intellectual property could harm the Corporation’s brand and the Corporation’s reputation, and adversely affect the Corporation’s ability to compete effectively. Further, enforcing or defending the Corporation’s intellectual property rights, including the Corporation’s trademarks, patents, potential patents, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. Although the Corporation is pursuing the registration of the Corporation’s trademarks in Canada and the United States, there can be no assurance that the steps taken by it to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate the Corporation’s trademarks, trade secrets (including the Corporation’s blends and preparations) or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against the Corporation, and it may have to pursue litigation against other parties to assert the Corporation’s rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize the Corporation’s proprietary rights or any claims of infringement by third parties could have a material adverse effect on the Corporation’s ability to market or sell the Corporation’s brands, profitably exploit the Corporation’s unique products or recoup the Corporation’s associated research and development costs.

Litigation

The Corporation may from time to time become party to litigation in the ordinary course of business which could adversely affect its business. Should any litigation in which the Corporation is, or becomes, involved be determined against the Corporation, such a decision could adversely affect the Corporation’s ability to continue operating and the market price for the Securities and could use significant resources. Even if the Corporation is involved in litigation and wins, such litigation could redirect significant resources. Litigation may also create a negative perception of the Corporation’s brand.

Future Acquisitions or Dispositions

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Corporation’s ongoing business; (ii) distraction of management; (iii) the Corporation may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increased scope and complexity of the Corporation’s operations; and (vi) loss or reduction of control over certain of the Corporation’s assets. Additionally, the Corporation may issue additional Common Shares in connection with such transactions, which would dilute a shareholder’s holdings in the Corporation. The presence of one or more material liabilities of an acquired company that are unknown to the Corporation at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Corporation. A strategic transaction may result in a significant change in the nature of the Corporation’s business, operations and strategy. In addition, the Corporation may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into the Corporation’s operations.

PUBLICLY AVAILABLE INFORMATION ON FSD

We file reports and other information with the securities commissions and similar regulatory authorities in the provinces of Canada (collectively, the “Commissions”). These reports and information are available to the public free of charge on SEDAR+ at www.sedarplus.ca.

We are subject to the information reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). Investors may read and download documents we have filed with the SEC through its Electronic Data Gathering and Retrieval system at www.sec.gov.

CURRENCY AND EXCHANGE RATE INFORMATION

The financial statements of the Corporation incorporated by reference in this Prospectus and any applicable Prospectus Supplement are reported in U.S. dollars, the functional currency of the Corporation. We prepare our financial statements in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

In this Prospectus and any applicable Prospectus Supplement, all dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as “US$”. Any references to Canadian dollars herein are referred to as “C$” and any references to Australian dollars herein are referred to as “AUD”.

The high, low, closing and average exchange rates for Canadian dollars in terms of the United States dollar for each of the indicated periods below, as quoted by the Bank of Canada’s daily average exchange rate and expressed in C$ for each US$1.00, were as follows:

	Period ending December 21, 2023	Nine months ended September 30, 2023	Year ended December 30, 2022	Year ended December 30, 2021
High	1.3599	1.3807	1.3856	1.2942
Low	1.3311	1.3128	1.2451	1.2040
Closing	1.3311	1.3520	1.3544	1.2678
Average	1.3486	1.3456	1.3013	1.2535

On December 21, 2023, the daily average exchange rate as quoted by the Bank of Canada was US$1.00 = C$1.3311.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Chief Financial Officer at 199 Bay Street, Suite 4000, Toronto, Ontario, Canada M5L 1A9, Telephone: (416) 854-8884. Copies of these documents may also be available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online on SEDAR+ at www.sedarplus.ca and on EDGAR, which can be accessed online at www.sec.gov and at our website at www.fsdpharma.com.

The following documents, which we filed with or furnished to the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(i)	Our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 31, 2023 (the “Form 20-F”);

(ii)

Our Reports on Form 6-K filed with the SEC on August 25, 2023 (with respect to the material change report dated August 4, 2023, in respect of the intellectual property licensing agreement between the Corporation and Celly Nu), October 24, 2023 (with respect to the management information circular dated October 20, 2023, with respect to the special meeting of shareholders to be held of November 20, 2023, as amended by the supplement dated November 15, 2023 (the “Special Meeting Circular”), November 7, 2023 (with respect to the press release dated October 5, 2023, announcing entering into the Arrangement Agreement), November 7, 2023 (with respect to the material change report dated October 13, 2023, in respect of entering into the Arrangement Agreement), November 15, 2023 (with respect to the unaudited condensed consolidated interim financial statements as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022 dated November 14, 2023 and with respect to the interim management’s discussion and analysis for the three and nine months ended September 30, 2023 and 2022 dated November 14, 2023), November 16 (with respect to the material change report dated August 31, 2023, with respect to the Corporation’s decision to put any future work programs relating to Lucid-PSYCH on hold), December 15, 2023 (with respect to the material change report dated December 7, 2023, in respect of the private placement which closed on December 4, 2023), December 15, 2023 (with respect to the report of voting results filed on June 30, 2023, relating to the outcome of the votes at the special meeting of shareholders held on June 29, 2023), December 15, 2023 (with respect to the material change report dated July 7, 2023, in respect of certain changes in management), December 15, 2023 (with respect to the material change report dated November 23, 2023, in respect of the Plan of Arrangement), December 15, 2023 (with respect to the material change report dated November 23, 2023, in respect of the supplement dated November 15, 2023), December 15, 2023 (with respect to the report of voting results dated and filed on November 21, 2023, relating to the outcome of the votes at the special meeting of shareholders held on November 20, 2023), and December 21, 2023 (with respect to the material change report dated December 20, 2023, in respect of the completion of the Plan of Arrangement);

(iii)	The description of our securities filed as Exhibit 2.1 to the Form 20-F, including any subsequent amendments or reports filed for the purpose of updating such description; and

(iv)	Our Management Information Circular, dated May 19, 2023, filed as Exhibit 99.1 to the registration statement of which this Prospectus forms a part.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing of these documents. We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of the offering of the Securities offered by this Prospectus. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and the readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will supplement this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein, in the applicable Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus, there have been no material changes to our operations that have occurred since December 31, 2022 and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

Plan of Arrangement

On April 11, 2023, the Corporation announced its intention to complete a spin-out transaction via a statutory plan of arrangement and to hold a regarding the same at its upcoming meeting of shareholders. The Corporation ultimately made the decision to defer the spin-out transaction and did not ask its shareholders to approve the transaction at its annual general and special meeting of shareholders held on June 29, 2023.

On October 5, 2023, the Corporation announced that it had entered into a definitive arrangement agreement with Celly Nu dated October 4, 2023 (the “Arrangement Agreement”) with respect to the distribution of a portion of the Corporation’s shareholdings of Celly Nu to the FSD Pharma Securityholders (as defined herein).

Pursuant to the Arrangement Agreement, the Corporation had FSD Pharma Securityholders pass a special resolution at the special meeting of shareholders held on November 20, 2023 to approve a statutory plan of arrangement under section 182 of the OBCA (the “Plan of Arrangement”), which involved (i) an amendment to the capital structure of the Corporation (the “Share Capital Amendment”); and (ii) the distribution of a portion of the common shares in the capital of Celly Nu (“Celly Nu Shares”) to the holders of the Corporation’s Class B Shares, class A multiple voting shares (“Class A Shares”), and outstanding warrants exercisable for the purchase of Class B Shares, provided the applicable warrant certificate entitles the holder thereof to receive distributions substantially similar to those received by the holders of Class B Shares (“FSD Pharma Distribution Warrants” and together with Class A Shares and Class B Shares, the “FSD Pharma Securities”). The Shareholders and the holders of FSD Pharma Distribution Warrants (collectively, the “FSD Pharma Securityholders”) would each receive one Celly Nu Share for each Class A Share, Class B Share or FSD Pharma Distribution Warrant held.

On November 24, 2023, the Corporation received a final order from the Ontario Superior Court of Justice (Commercial List) approving the Plan of Arrangement.

The record date of the Plan of Arrangement was set at November 28, 2023 (the “Record Date”), and the ex-dividend date was set at November 27, 2023.

Effective November 29, 2023, the Corporation completed the Plan of Arrangement. Holders of FSD Pharma Securities received one Celly Nu Share for each Class A Share, Class B Share, or FSD Pharma Distribution Warrant held. FSD Pharma Securityholders also received new Class A Shares, new Class B Shares, and new FSD Pharma Distribution Warrants (“New FSD Pharma Securities”) in exchange for their Class A Shares, Class B Shares, and FSD Pharma Distribution Warrants (the “Share Exchange”). Pursuant to the Share Exchange and in accordance with the terms of the Arrangement Agreement, 24 Class A Shares were exchanged to 24 new Class B Shares. Following the closing of the Plan of Arrangement, the Corporation had 48 new Class A Shares, 39,376,723 new Class B Shares, and 6,335,758 new FSD Pharma Distribution Warrants issued and outstanding. Further details concerning the Share Exchange are set forth in the Special Meeting Circular.

All Celly Nu Shares distributed to FSD Pharma Securityholders pursuant to the Plan of Arrangement are subject to restrictions on resale, and may not be transferred until May 31, 2024, provided that, Celly Nu may, in its sole discretion, waive such restrictions, in whole or in part.

The New CUSIP and ISIN numbers for Class B Shares following the completion of the Plan of Arrangement are 35954B404 and CA35954B4047, respectively, the New CUSIP and ISIN numbers for Class A Shares following the completion of the Plan of Arrangement are 35954B305 and CA35954B3056, respectively and the Celly Nu Shares distributed pursuant to the Plan of Arrangement have CUSIP and ISIN numbers of 150965200 and CA1509652006, respectively.

The Plan of Arrangement resulted in an aggregate of 45,712,529 Celly Nu Shares being distributed to the FSD Pharma Securityholders and an aggregate of 154,287,471 Celly Nu Shares retained by the Corporation, which represents approximately 26.15% of the issued and outstanding Celly Nu Shares on a non-diluted basis.

For more information regarding the Plan of Arrangement, please see the Special Meeting Circular and Arrangement Agreement, each of which is available under the Corporation’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

The Plan of Arrangement was considered a “business combination” pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) since (i) the FSD Pharma Securityholders’ interest in the FSD Pharma Securities may have been terminated without their consent as a result of the Share Capital Amendment; and (ii)  Michael (Zappy) Zapolin (“Zapolin”), a director of the Corporation and therefore a “related party” under MI 61-101 was party to a “connected transaction” to the Plan of Arrangement. The Plan of Arrangement and subscription by Zapolin for 28,800,000 Celly Nu Shares on August 1, 2023 was a “connected transaction” (the “Related Party Purchase”). Both transactions involved Celly Nu as a common party and the Plan of Arrangement and Related Party Purchase were arguably negotiated at approximately the same time. At the time, Zapolin owned, directly or indirectly, nil Class B Shares, nil Class A Shares, nil FSD Pharma Distribution Warrants, and 500,000 warrants, each exercisable for the purchase of one Class B Share. Any FSD Pharma Securities held by Zapolin were treated in the same fashion under the Plan of Arrangement as the FSD Pharma Securities held by every other FSD Pharma Securityholder.

The Plan of Arrangement was not a “related party transaction” pursuant to MI 61-101 as a result of it being a “business combination” pursuant to MI 61-101.

The Plan of Arrangement did not have a material impact or represent a material change on the Corporation’s financial performance and condition.

Receipt of Court Action

On May 12, 2023, the Corporation announced receipt of a lawsuit filed in the United States District Court for the Southern District of Florida (the “U.S. District Court”) by GBB Drink Lab, Inc. (“GBB”) against the Corporation, alleging breach of a mutual non-disclosure agreement and misappropriation of trade secrets, valued, as of August 30, 2022 (prior to the misappropriation and material breach) at US$53,047,000. The Corporation believes the allegations are without merit and intends to defend itself in the lawsuit. On June 23, 2023, the Corporation filed a motion to dismiss the complaint. On July 3, 2023, GBB responded in opposition to the Corporation’s motion to dismiss the complaint. The Motion to Dismiss the Amended Complaint filed on June 23, 2023 has been fully briefed and is awaiting adjudication by the U.S. District Court. In the meantime, on August 24, 2023, the parties filed a proposed joint scheduling report with the U.S. District Court, which set forth various deadlines that would govern this action. Under the proposed joint schedule, which still needs to be approved by the U.S. District Court, the case would be trial-ready by November 30, 2024.

Change of Management

On July 4, 2023, the Corporation announced the appointment of Mr. Zeeshan Saeed as Chief Executive Officer (“CEO”) of the Corporation, to succeed Mr. Anthony Durkacz, who served as interim CEO of the Corporation since July 2021.

At the annual general and special meeting of the Corporation’s shareholders held on June 29, 2023, Messrs. Michael Zapolin and Dr. Eric Hoskins were elected as directors of the Corporation.

Investigation of Market Activity

On July 10, 2023, the Corporation announced that it had retained Christian Attar Law, a regional litigation firm located in Houston, Texas, to co-lead, along with New York City law firm, Warshaw Burstein, LLP, an investigation of any potential naked short selling or other market manipulation of the Corporation’s shares. The Corporation has been advised that Christian Attar Law has completed their preliminary assessment of the predatory short selling and they anticipate that they will recommend to move the matter forward to the next stage but have yet to make a formal decision. The Corporation will provide updates in the event of any material progress on the investigation.

On November 22, 2023, the Corporation was provided an update from its United States counsel in connection with the possible naked short selling and market manipulation case, counsel informed the Corporation on a phone call that they plan to file a motion in the coming year, at the earliest in February or March 2024.

Settlement of CRO Dispute

On August 2, 2023, the Corporation entered into a settlement agreement  (the “Settlement Agreement”) with Syneos Health, LLC and Syneos Health UK Limited (collectively, the “Syneos”), whereby it was agreed that, among other things, the Corporation agreed to pay Syneos the amount of US$100,000 within five days of the execution of the Settlement Agreement and upon receipt by Syneos of such settlement payment, Syneos shall waive, release and forgive the Corporation’s payment of (i) the different between the settlement payment and the damages payment (i.e. US$1,607,831) and (ii) interest on the damages payment ordered by the award, and any other amounts that were or could have been sought in the arbitration. Pursuant to the Settlement Agreement, Syneos also agreed to withdraw its recognition application that was filed on June 30, 2023. Payment was made by the Corporation on August 4, 2023 and pursuant to the terms of the Settlement Agreement, the matter was concluded in its entirety.

Dr. Raza Bokhari

On July 15, 2021, the Corporation’s former CEO, Dr. Raza Bokhari, filed an arbitration notice seeking C$30.2 million for breach of contract, severance, and damages, along with C$500,000 for punitive damages and legal fees. Dr. Bokhari had been placed on administrative leave after the May 14, 2021 shareholder meeting and was terminated for cause on July 27, 2021, following an investigation by a special committee. The arbitration concluded in August 2022 with Dr. Raza Bokhari’s claims dismissed. Dr. Bokhari was also ordered to repay certain funds to the Corporation and cover arbitration costs in the amount of approximately C$2.8M plus interest. On December 9, 2022, Dr. Bokhari sought to set aside the award, citing unfair treatment and inadequate reasoning. On October 4, 2023, the Corporation announced that the Ontario Superior Court of Justice had dismissed Dr. Bokhari’s motion to set aside the arbitration award. Dr. Bokhari was required to put up C$150,000 as security for costs before the motion was heard, which he has forfeited. In addition, Dr. Bokhari was ordered to pay C$175,000 to cover the Corporation’s legals costs for his failed set aside motion. On December 1, 2023, the Corporation filed a petition to confirm the arbitration award in the United States District Court for Eastern District of Pennsylvania.

On October 13, 2023, Dr. Bokhari served notices of motion on the Corporation for leave to appeal the set aside and enforcement orders issued by the Ontario Superior Court of Justice’s on October 4, 2023. On December 15, 2023, the Corporation submitted a responding party’s factum to the Court of Appeal for Ontario. As of the date hereof, the litigation is ongoing.

December Class A Share Private Placement

Effective December 4, 2023, the Corporation closed a non-brokered private placement of Class A Shares for gross proceeds of C$45.60 through the issuance of 24 Class A Shares at a price of C$1.90 per Class A Share (the “December Class A Private Placement”). All securities issued pursuant to the December Class A Private Placement were subject to a statutory hold period of four months plus a day from issuance in accordance with applicable securities laws of Canada. The Corporation intends to use the proceeds of the December Class A Private Placement for general working capital purposes.

Xorax Family Trust, a trust of which Zeeshan Saeed, the CEO and Co-Chairman of FSD Pharma is a beneficiary, and Fortius Research and Trading Corp., a corporation of which Anthony Durkacz, a director of FSD is a director, purchased all of the Class A Shares issued pursuant to the December Class A Private Placement. The participation by such insiders is considered a “related-party transaction” within the meaning of MI 61-101. The Corporation relied on exemptions from the formal valuation and minority shareholder approval requirements of MI 61-101 contained in respectively, sections 5.5(a) and 5.7(1)(a) of MI 61-101 in respect of related party participation in the December Class A Private Placement as neither the fair market value (as determined under MI 61-101) of the subject matter of, nor the fair market value of the consideration for, the transaction, insofar as it involved the related parties, exceeded 25% of the Corporation’s market capitalization (as determined under MI 61-101). The Corporation did not file a material change report more than 21 days before the expected closing of the December Class A Private Placement because the details of the participation therein by related parties to the Corporation were not settled until shortly prior to the closing, and the Corporation wished to close on an expedited basis for business reasons.

Interest-Bearing Mortgage Investments

During the six months ended June 30, 2023, the Corporation entered into a secured loan agreement with the Corporation’s CEO for C$1,200,000, with monthly payments of C$6,000 based on an annual interest rate of 6% and a blended rate of 7%. The loan matures on April 26, 2025, and is part of FSD Strategic Investments’ portfolio of loans. The business purpose of the loan was a treasury function to earn a rate of return on excess capital held.

In determining the interest rate for each borrower under FSD Strategic Investments’ portfolio of loans, the Corporation took the following criteria into consideration: (i) their credit score; (ii) employment status; (iii) salary; (iv) property location; (v) equity on the property; and (vi) the Bank of Canada rate at the time of the mortgage.

In the case of the CEO loan, although all the other loans under FSD Strategic Investments’ portfolio of loans, are a first charge mortgage on the underlying residential property, his was a second charge. The Corporation determined that because the loan was made to an individual with a salary that is more than double that of the other borrowers, with a very clear picture of longevity, the exception was made as the first charge on his residential property was for a Home Equity Line of Credit (“HELOC”), which no funds have been withdrawn against. The Corporation viewed this as appropriate security as the HELOC had a zero balance and the borrower undertook to the Corporation that the HELOC will not be used unless for payment towards the Corporation’s second mortgage.

The CEO’s loan was made on the same terms and conditions that a member of the general public would receive, thus in line with the Corporation’s board of directors’ (the “Board”) expectations. Additionally, before the Board approved the Corporation entering into this transaction, the Corporation sought the advice of counsel to guide the Board with its decision in this particular loan transaction.

In completing the CEO loan transaction, the Corporation relied on exemptions from the formal valuation and minority approval requirements of MI 61-101 on the basis that at the time the loan transaction was agreed to, neither the fair market value of the loan transaction, nor the fair market value of the consideration for the loan transaction, insofar as it involved the interested party, exceeded 25% of the Corporation’s market capitalization, as determined in accordance with MI 61-101.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our unaudited capitalization and indebtedness as of September 30, 2023. This table should be read in conjunction with the audited consolidated financial statements as at December 31, 2022 and 2021 and for the three years ended December 31, 2022 beginning on page F-1 of the 2022 Form 20-F and unaudited condensed consolidated interim financial statements as at September 30, 2023 for the three and nine months ended September 30, 2023 and 2022 as filed on Form 6-K, both of which are incorporated by reference into this prospectus.

As at September 30, 2023 (unaudited) ($)
Total current liabilities (1)	4,195,022
Total non-current liabilities	-
Class A Shares	151,588
Class B Shares	137,606,863
Warrants	2,680,636
Additional paid-in capital	30,199,476
Foreign exchange translation reserve	702,460
Accumulated deficit	(156,504,968)
Equity attributable to shareholders of the Company	14,836,055
Non-controlling interests	(89,526)
Total capitalization and indebtedness	18,941,551

(1)	Includes $4,195,022 reported as total debt, which mainly consist of trade and other payables, lease obligations, warrants liability, and notes payable.

The above discussion and table are based on 39,358,791 Class B Shares outstanding as of September 30, 2023. As of September 30, 2023, we had (i) 2,533,488 Class B Shares issuable upon the exercise of outstanding options to purchase Class B Shares at a weighted average exercise price of $1.58 per share, and (ii) 10,324,043 Class B Shares issuable upon the exercise of outstanding equity-classified warrants to purchase Class B Shares at a weighted average exercise price of $5.13 per share.

DESCRIPTION OF SHARE CAPITAL

The Corporation’s authorized share capital consists of an unlimited number of Class A Shares and an unlimited number of Class B Shares, each with no par value. As of the date of this Prospectus, there were 72 Class A Shares issued and outstanding and 39,376,723 Class B Shares issued and outstanding. Neither the Class A Shares nor the Class B Shares are bearer shares; instead, the Corporation maintains a register of the holders of the Class A Shares and the Class B Shares and engages a transfer agent and registrar to process transfers of shares and maintain the register. The Class B Shares are registered under Section 12(b) of the Exchange Act and trade on the CSE and the Nasdaq under the symbol “HUGE”. The Class B Shares are also listed and posted for trading on the Börse Frankfurt, or Frankfurt Stock Exchange, under “WKN: A2JM6M” and the trading symbol “0K91”. Prior to the CSE listing, there was no public trading in any securities of the Corporation. As of November 2, 2023, the Class A Shares represented approximately 33.6% of the voting rights attached to outstanding voting securities of the Corporation and Class B Shares represented approximately 66.4% of the voting rights attached to outstanding voting securities of the Corporation. In addition, as of September 30, 2023, there were 2,533,488 Stock Options with a weighted average exercise price of C$1.58 and 10,324,043 Warrants with a weighted average exercise price of C$5.13 (with certain Warrant exercise prices converted based on the spot rate of US$1.00 to C$1.3520, as reported by the Bank of Canada for September 29, 2023) outstanding.

 The following is a summary of the rights, privileges, restrictions and conditions attached to the Class A Shares and Class B Shares.

Voting Rights

Except as otherwise prescribed by the Business Corporations Act (Ontario) (the “OBCA”), at a meeting of the Shareholders, each Class B Share entitles the holder thereof to one vote, voting together as a single class, and each Class A Share entitles the holder thereof to 276,660 votes on all matters.

Rank

The Class A Shares and Class B Shares rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation. In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Class A Shares and the holders of Class B Shares are entitled to participate equally, share for share, subject always to the rights of the holders of any class of shares ranking senior to the Class A Shares and the Class B Shares, in the remaining property and assets of the Corporation available for distribution to Shareholders, without preference or distinction among or between the Class A Shares and the Class B Shares.

Dividends

Holders of Class A Shares and Class B Shares are entitled to receive, subject always to the rights of the holders of any class of shares ranking senior to the Class A Shares and Class B Shares, dividends out of the assets of the Corporation legally available for the payment of dividends at such times and in such amount and form as the Board may from time to time determine, and the Corporation will pay dividends thereon on a pari passu basis, if, as and when declared by the Board.

Conversion

The Class B Shares are not convertible into any other class of shares. Each outstanding Class A Share may, at any time at the option of the holder, be converted into one Class B Share. Upon the first date that any Class A Share is held other than by a permitted holder, the permitted holder which held such Class A Share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such Class A Share into a fully paid and non-assessable Class B Share.

Future transfers by holders of Class A Shares to arm’s length parties or other than to permitted holders will generally result in those shares converting to Class B Shares, which will have the effect, over time, of increasing the relative voting power of those holders of Class A Shares who retain their shares. Such holders could, in the future, control a significant percentage of the combined voting power of Class A Shares and Class B Shares.

Subdivision or Consolidation

No subdivision or consolidation of the Class A Shares or the Class B Shares may be carried out unless, at the same time, the Class A Shares or the Class B Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.

On October 16, 2019, the Corporation completed the Consolidation of all of its issued and outstanding Class A Shares and Class B Shares. Pursuant to the Consolidation, all of the issued and outstanding Class A Shares and Class B Shares were consolidated on the basis of one post-Consolidation share for every 201 pre-Consolidation shares of each class.

Change of Control Transactions

The holders of Class B Shares are entitled to participate on an equal basis with holders of Class A Shares in the event of a “Change of Control Transaction” requiring approval of the holders of Class A Shares and Class B Shares under the OBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Class A Shares and by a majority of the votes cast by the holders of outstanding Class B Shares, each voting separately as a class.

Proposals to Amend the Articles of Amendment

Neither the holders of the Class A Shares nor the holders of the Class B Shares are entitled to vote separately as a class upon a proposal to amend the Articles of Amendment in the case of an amendment referred to in paragraph (a) or (e) of subsection 170(1) of the OBCA.

Neither the holders of the Class A Shares nor the holders of the Class B Shares shall be entitled to vote separately as a class upon a proposal to amend the Articles of Amendment in the case of an amendment referred to in paragraph (b) of subsection 170(1) of the OBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A Shares and Class B Shares differently, on a per share basis, and such holders are not otherwise entitled to vote separately as a class under any applicable law in respect of such exchange, reclassification or cancellation.

Take-Over Bid Protection

Under applicable Canadian law, an offer to purchase Class A Shares would not necessarily require that an offer be made to purchase Class B Shares. In accordance with the rules of the CSE designed to ensure that, in the event of a take-over bid, the holders of Class B Shares will be entitled to participate on an equal footing with holders of Class A Shares, the holders of not less than 80% of the outstanding Class A Shares have entered into the Coattail Agreement. The Coattail Agreement contains provisions customary for dual class, publicly-traded Ontario corporations designed to prevent transactions that otherwise would deprive the holders of Class B Shares of rights under the take-over bid provisions of applicable Canadian securities legislation to which they would have been entitled if the Class A Shares had been Class B Shares.

The undertakings in the Coattail Agreement do not apply to prevent a sale of Class A Shares by a holder of Class A Shares party to the Coattail Agreement if concurrently an offer is made to purchase Class B Shares that:

(a) offers a price per Class B Share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Class A Shares;

(b) provides that the percentage of outstanding Class B Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Class A Shares to be sold (exclusive of Class A Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

(c) has no condition attached other than the right not to take up and pay for Class B Shares tendered if no shares are purchased pursuant to the offer for Class A Shares; and

(d) is in all other material respects identical to the offer for Class A Shares.

In addition, the Coattail Agreement does not prevent the sale of Class A Shares by a holder thereof to a permitted holder, provided such sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities legislation). The conversion of Class A Shares into Class B Shares shall not, in or of itself, constitute a sale of Class A Shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any sale of Class A Shares (including a transfer to a pledgee as security) by a holder of Class A Shares party to the Coattail Agreement is conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Class A Shares are not automatically converted into Class B Shares in accordance with the Articles of Amendment.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Class B Shares. The obligation of the trustee to take such action will be conditional on the Corporation or holders of the Class B Shares providing such funds and indemnity as the trustee may require. No holder of Class B Shares has the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Class B Shares and reasonable funds and indemnity have been provided to the trustee.

The Coattail Agreement may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the CSE and any other applicable securities regulatory authority in Canada and (b) the approval of at least 66 2/3% of the votes cast by holders of Class B Shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Class B Shares held directly or indirectly by holders of Class A Shares, their affiliates and related parties and any persons who have an agreement to purchase Class A Shares on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.

No provision of the Coattail Agreement limits the rights of any holders of Class B Shares under applicable law.

At the annual and special meeting of Shareholders of the Corporation held December 16, 2019, the Shareholders approved an amendment to the Articles to authorize certain transfers of Class A Shares. The Shareholders approved an amendment to permit the holders of Class A Shares to complete transfers of Class A Shares to a director, executive officer or founder of the Corporation, such that a founder who is no longer actively involved in the business and affairs of the Corporation could transfer that founder’s Class A Shares to those individuals who remain active.

Competition Act

Limitations on the ability to acquire and hold our Class B Shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition (the “Commissioner”). Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in us, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year following completion of an acquisition, to challenge this type of acquisition before the Canadian Competition Tribunal if the Commissioner believes it would, or would be likely to, prevent or lessen competition substantially in any market in Canada.

Investment Canada Act

The following discussion summarizes the principal features of the Investment Canada Act (Canada) for a non-resident who proposes to acquire Class B Shares of the Corporation. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Canada Act (Canada) is a Canadian federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures. Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Canada Act (Canada). If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Canada Act (Canada), the Investment Canada Act (Canada) generally prohibits implementation of the investment unless, after review, the Minister of Innovation, Science and Industry is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of the Corporation for the purposes of the Investment Canada Act (Canada) through the acquisition of Class B Shares if the non-Canadian acquired shares to which are attached the majority of the voting rights of the Corporation.

Further, the acquisition of less than a majority but one-third or more of the shares to which are attached more than one-third of the voting rights of the Corporation would be presumed to be an acquisition of control of the Corporation unless it could be established that, on the acquisition, the Corporation was not controlled in fact by the acquirer through the ownership of Class B Shares. The acquisition of less than one-third of the voting shares of the Corporation is deemed not to be acquisition of control.

For a direct acquisition that would result in an acquisition of control of the Corporation, subject to the exceptions for “WTO Investors” that are controlled by persons who are resident in World Trade Organization (“WTO”) member nations and for “Trade Agreement Investors” that are controlled by persons who are resident in certain countries in with which Canada has trade agreements, a proposed investment would be reviewable where the value of the acquired assets is C$5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, where the value of the acquired assets is less than C$5 million.

For a proposed indirect acquisition that is not by a WTO Investor or Trade Agreement Investor and that would result in an acquisition of control of the Corporation through the acquisition of a non-Canadian parent entity, the investment would be reviewable where (a) the value of the Canadian assets acquired in the transaction is C$50 million or more, or (b) the value of the Canadian assets is greater than 50% of the value of all of the assets acquired in the transaction and the value of the Canadian assets is C$5 million or more.

In the case of a direct acquisition by or from a WTO Investor or Trade Agreement Investor, the threshold is significantly higher and varies depending on (i) the residency of the investor and (ii) whether the investor is a State-Owned Enterprise (“SOE”).

Starting January 1, 2019, and for subsequent years, threshold levels have been adjusted annually based on growth in nominal gross domestic product in accordance with a formula set out in the Investment Canada Act (Canada) (i.e., the growth in the nominal gross domestic product at market prices multiplied by the threshold amount determined for the previous year).

For WTO Investors and Trade Agreement Investors that are not SOEs, the threshold is based on enterprise value. In 2023, the review threshold for non-SOE WTO Investors was increased to an enterprise value of C$1.287 billion and the review threshold for non-SOE Trade Agreement Investors was increased to C$1.931 billion. Other than the exception noted below, an indirect acquisition involving a non-SOE WTO Investor is not reviewable under the Investment Canada Act (Canada).

For SOEs, the threshold is based on the book value of our assets.  In 2023, the review threshold for SOEs that are WTO Investors or Trade Agreement Investors was increased to C$512 million. Other than the exception noted below, an indirect acquisition involving a SOE WTO Investor is not reviewable under the Investment Canada Act (Canada), but are nonetheless subject to notification.

The higher threshold for direct investments by WTO Investors and Trade Agreement Investors and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Canada Act (Canada) because of the perceived sensitivity of the cultural sector. The Corporation is not carrying on a “cultural business”.

In 2009, amendments were enacted to the Investment Canada Act (Canada) concerning investments that may be considered injurious to national security. If the Minister of Innovation, Science and Industry has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister of Innovation, Science and Industry may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Canada Act (Canada). The Minister of Innovation, Science and Industry has published guidelines that provide an open-ended list of factors that may be considered in determining whether an investment may be “injurious to national security”. These include the potential effects of the investment on the transfer of sensitive technology (including biotechnology) that may have military, intelligence, or dual military/civilian applications.

Certain transactions, except those to which the national security provisions of the Investment Canada Act (Canada) may apply, relating to Class B Shares of the Corporation are exempt from the Investment Canada Act (Canada), including:

(a)	acquisition of Class B Shares of the Corporation by a person in the ordinary course of that person’s business as a trader or dealer in securities,

(b)	acquisition of control of the Corporation in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Canada Act (Canada), and

(c)	acquisition of control of the Corporation by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of the Corporation, through the ownership of Class B Shares, remained unchanged.

See “Item 10.E.-Taxation” of the Form 20-F for additional information regarding the material U.S. and Canadian federal income tax consequences relating to the ownership and disposition of our Class B Shares by Non-Canadian Holders (as defined therein).

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our Shareholders. We cannot predict whether investors will find the Corporation and our Class B Shares less attractive because we are governed by Canadian laws.

For more detailed information, please see our articles, which are filed as exhibits to the registration statement of which this Prospectus forms a part.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.

Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by us with the SEC after it has been entered into by us and will be available electronically at www.sec.gov.

Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts may have a contractual right of rescission against the Corporation, following the issuance of the underlying Class B Shares or other Securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:

●	the number of Subscription Receipts offered;

●	the price at which the Subscription Receipts will be offered;

●	if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;

●	the procedures for the exchange of the Subscription Receipts into Class B Shares or other Securities;

●	the number of Class B Shares or other Securities that may be obtained upon exercise of each Subscription Receipt;

●	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

●	the material tax consequences of owning the Subscription Receipts; and

●	any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

DESCRIPTION OF WARRANTS

The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants.

Warrants may be offered separately or in combination with one or more other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of the warrant agreement will be filed by us with the SEC after it has been entered into by us and will be available electronically at www.sec.gov.

Pursuant to the warrant agreement, original purchasers of Warrants may have a contractual right of rescission against the Corporation, following the issuance of the underlying Class B Shares or other securities to such purchasers upon the exercise or deemed exercise of the Warrants, to receive the amount paid for the Warrants and the amount paid upon exercise of the Warrants in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Warrants.

The description of general terms and provisions of Warrants described in any Prospectus Supplement will include, where applicable:

●	the designation and aggregate number of Warrants offered;

●	the price at which the Warrants will be offered;

●	if other than Canadian dollars, the currency or currency unit in which the Warrants are denominated;

●	the designation and terms of the Class B Shares that may be acquired upon exercise of the Warrants;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●	the number of Class B Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;

●	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

●	the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

●	the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;

●	whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

●	any other material terms, conditions and rights (or limitations on such rights) of the Warrants.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Units offered;

●	the price at which the Units will be offered;

●	if other than Canadian dollars, the currency or currency unit in which the Units are denominated;

●	the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	the number of Securities that may be purchased upon exercise of each Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of each Unit;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

●	any other material terms, conditions and rights (or limitations on such rights) of the Units.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

USE OF PROCEEDS

The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. We will have broad discretion over the use of proceeds from an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities. We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

Funds Available

As at the date of this Prospectus, the Corporation has working capital of approximately $8,317,714 for the next 12 months. As such, the Corporation will continue to be solvent and meet its near-term ongoing expenditures, objectives and milestones, regardless of the amount of net proceeds it receives from the sale of Securities under this Prospectus.

Source of Working Capital	Realization Period	Amount
Current Cash Balance(1)		US$2,363,493
August guaranteed investment certificate investments(2)	August 2024	US$751,258
May interest-bearing mortgage investments(3)	May 2024	US$356,848
June interest-bearing mortgage investments(4)	June 2024	US$1,953,272
July interest-bearing mortgage investments(5)	July 2024	US$1,220,795
August interest-bearing mortgage investments(6)	August 2024	US$601,007
October interest-bearing mortgage investments(7)	October 2024	US$2,447,224
November interest-bearing mortgage investments(8)	November 2024	US$334,310
Settlement of Accounts Payable(9)	Over the next 12 months	(US$1,710,493)
Total Working Capital Amount		US$8,317,714
April interest-bearing mortgage investments(10)	April 2025	US$1,126,888
Total Capital Available for period of this Prospectus		US$9,444,602

Notes:
(1)	As at December 21, 2023, US$587,281 plus approximately (i) C$2,159,465 converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023; and (ii) AUD234,742 converted at a price of US$1.00:AUD0.6785 based on the Bank of Canada exchange rate as of December 21, 2023.
(2)	C$1,000,000, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
(3)	C$475,000 converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
(4)	C$2,600,000, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
(5)	C$1,625,000, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
(6)	C$800,000, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
(7)	C$3,257,500, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
(8)	C$445,000, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
(9)	See heading entitled “Accounts Payable Reconciliation” below.
(10)	Based on existing contractual arrangements, the Corporation anticipates receiving an additional C$1,500,000 in working capital from its interest-bearing mortgage investments, to be realized by April 2025, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
(11)	Total of all expected interest-bearing mortgage receivables of approximately US$8,791,602 (see notes 2-8 and 10).

As outlined under “Material Changes – Interest Bearing Mortgage Investments,” in determining the interest rate for each borrower under FSD Strategic Investments’ portfolio of loans, the Corporation took the following criteria into consideration: (i) their credit score; (ii) employment status; (iii) salary; (iv) property location; (v) equity on the property; and (vi) the Bank of Canada rate at the time of the mortgage. As at the date of this Prospectus, FSD Strategic Investments has completed 22 mortgages in total, with 18 currently outstanding, and has experienced zero defaults and delinquency. As outlined in the “Funds Available” table above, the Corporation expects to begin receiving proceeds from its FSD Strategic Investments starting in May 2024 and does not anticipate having any issues collecting on the expected proceeds as each FSD Strategic Investment was entered into with terms that create minimal risk of default, including a maximum 24-month period, loan-to-value ratios not exceeding 55% and all, but one, having a first charge mortgage.

Notwithstanding the foregoing, the Corporation understands that there may be factors outside of its control that could: (x) attribute to the inability of a mortgage principal or interest payment becoming past due; (y) change the financial condition of the respective borrower; and/or (z) result in the borrower electing to not pay, and therefore the Corporation has set out contingency plans whereby it would sell the outstanding mortgage to a third party and/or have a third party advance money against the securitization of the asset, and if unsuccessful, could foreclose on the asset.

Accordingly, the Corporation has sufficient funds to carry out the existing business objectives set forth under “Use of Proceeds with Non-Contingent Financial Resources” below.

Use of Proceeds with Non-Contingent Financial Resources

Unless the Corporation otherwise indicates in the applicable Prospectus Supplement, the Corporation intends to use its non-contingent financial resources for the advancement of the objectives and milestones outlined below.

Category	Expense	Specific Factors and Assumptions
1. MAD Cohorts
Regulatory Agency Approval	US$29,727	The Corporation formally submits documents to the regulatory agencies through regulatory consultants. The expenses are based on the Corporation’s contractual estimates.
First Participants In	US$111,474

Involves costs associated with protocol development, IRB submission, bioanalytical method development, database build, pharmacokinetic/statistical analysis, medical writing, and first participant recruitment. The expenses are based on the Corporation’s contractual estimates.

Last Participant In	US$111,474	Involves costs associated with project management, clinical execution and data management. The expenses are based on the Corporation’s contractual estimates.
Completion of Report	US$74,316	Involves cost associated with medical writing, pharmacokinetic/statistical analysis. The expenses are based on the Corporation’s contractual estimates.
Sub-total	US$326,991
2. Chronic Toxicity to initiate phase-2 (3-month study)
Study design for 2-species toxicity trial	US$37,158	Involves cost associated with development of overall study plan, potential bioanalytical method development. The expenses are based on estimates provided by potential CROs.
First interim report	US$260,107	The expenses are based on estimates provided by potential CROs.
Second interim report	US$260,107	The expenses are based on estimates provided by potential CROs.
Final Report	US$185,791	The expenses are based on estimates provided by potential CROs.
Sub-total	US$743,163
3. Settlement of Accounts Payable(1)
Accounts Payable	US$1,710,493	See heading entitled “Accounts Payable Reconciliation” below.
TOTAL:	US$2,780,647

Note:
(1)	See chart above entitled “Funds Available”.

By adhering to planned operating and solely focusing on milestones that use non-contingent financial resources, as set forth in the table above, the Corporation can maintain operations until April 2026. This projection relies on the current cash balance of US$2,363,493 and expected interest bearing mortgage receivables of approximately US$8,791,602 (See “Use of Proceeds – Funds Available”), resulting in a comprehensive treasury of US$11,155,095 that can be allocated to cover expenses. The Corporation’s budget for sustaining the status quo is US$6,342,864 for the initial 12 months and US$3,562,216 for each subsequent 12-month period. The Corporation employs this methodology to ensure the status quo can be sustained for approximately 28 months.

Use of Proceeds with Contingent Financial Resources

Although the Corporation intends to proceed with Phase 2 of the Lucid-MS clinical trial and advancement of its alcohol misuse treatment Healthcare Product program, it will require additional financing to achieve its objectives and milestones. Unless the Corporation otherwise indicates in the applicable Prospectus Supplement, the Corporation intends to use the net proceeds rom the sale of Securities under this Prospectus for the advancement of the objectives and milestones outlined below.

Category		Expense	Specific Factors and Assumptions
1. Lucid-MS Program
Non-clinical studies
	Phase 2 enabling pharmacology studies	US$111,474	Studies warranted by regulatory agencies before the start of Phase 2. Estimate based on industry standard costs.
	Chronic tox studies to complete phase-2 (2 species, up to 9 months)	US$2,601,070	Requirement to complete Phase 2 studies. Estimate based on industry standard costs.
	Reproductive toxicology and autoradiography	US$1,857,907	Studies required before the start of Phase 3. Cost estimates are based on the Corporation’s previous experience in animal work and available contracts.
Drug Substance and Product Manufacturing	Synthesis of non-GMP drug substance for chronic toxicology studies	US$185,791	Based on the R&D trials performed on the synthesis of Lucid-21-302 (Lucid-MS), and its scale of manufacturing. The cost estimates are made based on these existing contracts.
	Development of clinical and non-clinical Formulations	US$334,423	Before commencement of Phase 2, it is required to have a clinical formulation; the cost is estimated based on discussions with vendors for a potential clinical formulation.
	Drug Substance for Phase 2 studies	US$1,114,744	Process optimization and GMP manufacturing costs estimated based on proposed contracts. Risks exist that the process development may take longer than expected time frame.
	Drug Product for Phase 2 studies	US$445,898	Cost budgeted based on estimates derived from previous contracts.
Clinical Studies	2nd Phase 2a clinical trial site and CRO identification and deposits	US$966,112	It is assumed that Lucid-21-302 will receive regulatory clearance to initiate this clinical trial with no barriers.
	Phase 2a PoC Clinical trial (launch, biomarkers, labs, clinical site, regulatory and other activities)	US$4,458,977

Best estimate based on internal experience and discussions with CROs; a formal quote will be obtained at appropriate future time, and it is assumed that Lucid-21-302 will receive regulatory clearance to initiate this clinical trial with no barriers. An adaptive design may be considered to transition to Phase-2b.

	Phase-2b clinical trial (launch, biomarkers, biostats, labs, clinical sites, regulatory and other activities)	US$14,863,258

This is contingent on successful Phase 2a. Best estimate based on internal experience and discussions with CROs; a formal quote will be obtained at appropriate future time and it is assumed that Lucid-21-302 will receive regulatory clearance to initiate this clinical trial with no barriers. An adaptive design may be considered to transition from Phase-2a.

Regulatory, licensing and other support costs	US FDA/Health Canada/UK MHRA regulatory activities, patents maintenance/new filings, patent licensing costs.	US$3,715,815	These activities are formal discussions and applications submissions to the regulators, consultant activities; assumes the development candidate (Lucid-MS) is in good standing for development.
	Sub-total	US$30,655,469

2. Alcohol Misuse Treatments Program: Healthcare Product
Non-clinical activities	In vitro and in vivo toxicology studies and dose range for the oral liquid formulation	US$743,163

It is assumed that the regulators will require non-clinical toxicology despite a non-prescription product; estimates are based on previous experience; formal quotes will be obtained at appropriate future time.

	In vitro and in vivo toxicology studies and dose range for the intravenous formulation	US$2,229,489

Estimates are based on previous experience; formal quotes will be obtained at appropriate future time. It is expected that intravenous formulation will be different from that of oral liquid formulation.

Drug Substance and Product Manufacturing	Oral liquid Formulation development	US$743,163

Process optimization and GMP manufacturing costs estimated based on discussions with CROs. Risks exist that the process development may take longer than expected time frame. The cost is estimated based on company experience for a potential clinical formulation. Formal quotes will be obtained at appropriate future time.

	Intravenous formulation development	US$1,114,744

Process optimization and GMP sterile manufacturing costs estimated based on discussions with CROs. Risks exist that the process development may take longer than expected time frame. The cost is estimated based on the Corporation’s experience for a potential clinical formulation. Formal quotes will be obtained at appropriate future time.

	Oral liquid formulation manufacturing for clinical study	US$371,581

GMP manufacturing and packaging of the clinical trial product costs estimated based on best estimates and experience. Risks exist that the process development or shelf-life estimates may take longer than expected time frame. The cost is estimated based on the Corporation’s experience for a potential clinical formulation. Formal quotes will be obtained at appropriate future time.

	GMP Sterile formulation manufacturing for clinical studies	US$1,114,744

GMP sterile manufacturing and packaging of the clinical trial product costs estimated based on best estimates and experience. Risks exist that the process development or shelf-life estimates may take longer than expected time frame. The cost is estimated based on the Corporation’s experience for a potential clinical formulation. Formal quotes will be obtained at appropriate future time.

Clinical Studies	Clinical study with one oral formulation	US$1,114,744

This is contingent on regulatory approvals for the clinical study with no barriers, and the availability of clinical trial materials. Best estimate based on internal experience and discussions with CROs; a formal quote and regulatory guidance will be obtained at appropriate future time. This study is assumed to be the pivotal study for potential market authorization.

	Clinical study with one intravenous formulation for regulatory submission	US$1,857,907

This is contingent on regulatory approvals for the clinical study with no barriers, and the availability of clinical trial materials. Best estimate based on internal experience and discussions with CROs; a formal quote and regulatory guidance will be obtained at appropriate future time. This study is assumed to be the pivotal study for potential market authorization.

Regulatory, IP and other support costs	Regulatory activities and submissions in the USA and Canada	US$222,949	Consistent with financial years ended December 31, 2022, 2021 and 2020.
Marketing and related activities	Medical education, pre-launch and partnership activities	US$1,486,326

It is assumed that pre-launch marketing activities and medical education will be in partnership with sales/distribution partners; and there are no regulatory barriers for potential launch and medical education.

	Sub-total	US$10,998,810
Operations	Team members salaries, benefits, external consultants and key opinion leaders	US$4,087,396	Consistent with financial years ended December 31, 2022, 2021 and 2020.
	Information technology, legal, tele/communications, facilities infrastructure, travel, shipping/logistics	US$2,229,489	Consistent with financial years ended December 31, 2022, 2021 and 2020.
	Sub-total	US$6,316,885
TOTAL:		US$47,971,164

The Corporation has arrived at these estimated cash requirements based on the following significant, general factors and assumptions: (i) the Corporation will not generate any revenue from the sale of pharmaceutical products but will incur costs necessary to maintain and advance its various clinical development programs; (ii) the Corporation will continue to maintain its own staff that are essential to the development of its stated programs; (iii) the Corporation will be able to realize cost-savings and reduced general and administrative expenditures associated with the completion of its phase 1 MS program, the idling of its psychedelic asset (Lucid-PSYCH) and the termination of its Phase 2 FSD-PEA trial; (iv) the Corporation will proceed to Phase 2 trials for Lucid-MS based on the timeline and anticipated costs in the table above under “Milestones” and (v) the Corporation will conduct research and development on the Healthcare Product based on the timeline and anticipated costs in the table above under “Milestones”.

As noted above, the Corporation will take the appropriate steps to prepare Lucid-MS to seek FDA and Health Canada approval for a Phase 2 clinical trial to treat patients with progressive MS. On that basis, the Corporation believes it is reasonable to assume that the commencement of a Phase 2 clinical trial will be granted and has therefore included the entire approximately US$26,753,865 estimated cost in its 25-month cash flow forecast. Although the Corporation has no contractual or other obligations to commence or expand its R&D programs, with access to additional capital (whether through one or more additional financing) and subject to favourable clinical results and ongoing FDA approvals, the Corporation may be able to begin by Q1 2024.

Also noted above, the Corporation will take the appropriate steps to prepare the Healthcare Product to advance for a Phase 1 trial. On that basis, the Corporation believes it is reasonable to assume that the commencement of a Phase 1 trial will be granted and has therefore included the entire approximately US$7,858,948 estimated cost in its 25-month cash flow forecast, along with MS and regular operations this results in total minimum cash needs of approximately US$38,848,841 over the next 25 months. Although the Corporation has no contractual or other obligations to commence or expand its R&D programs, with access to additional capital (whether through one or more additional financing) and subject to favourable clinical results and ongoing FDA approvals, the Corporation may be able to begin by Q1 2024.

The milestones described above represent customary inflection points for financing by clinical-stage biotech companies. However, there is no assurance that the Corporation will be able to achieve these clinical milestones, nor, if successful in doing so, that the Corporation will be able to access additional financing on terms or timing acceptable to the Corporation. See “Risk Factors” in this Prospectus and in the 2022 Annual Report.

The Corporation intends to continue to allocate a significant portion of its available capital towards R&D efforts. One of the Corporation’s main focuses is to ensure its R&D pipeline remains robust, and to capitalize on current and new initiatives including, analysis of current commercial products, ongoing preclinical and IND-enabling studies, clinical development of the pharmaceutical pipeline, and R&D dedicated to building out its product pipeline portfolio. See “Milestones” for a discussion on the status and actual costs to complete the Corporation’s identified business milestones.

Drug development is a long, expensive and uncertain process, involving a high degree of risk. The drug development business depends heavily on the ability to complete clinical development and non-clinical studies of novel drugs to be developed by the Corporation. See “Milestones - Non-Revenue Generating Projects”. Before obtaining regulatory approvals for the commercial sale of any product candidate, the Corporation must demonstrative through non-clinical studies and clinical trials that the product candidate is safe and effective for use in each target indication. See “The Corporation – Research and Development” for a discussion on the research and development activities and an overview of the process required for commercial drug development and “Milestones” for details on proceeds and anticipated costs to be spent on such development. Due to the early stage of the Corporation’s research and development activities, and the highly variable costs and timing associated with more advanced stages of drug development it would be misleading to provide an estimate on the anticipated costs beyond the planned studies described herein.

The Corporation does not have any exposure to the psychedelics industry, and it has put any future work programs relating to Lucid-PSYCH as a drug product candidate on hold at this time and as such, none of the proceeds raised under the Prospectus will be allocated towards psychedelic substances.

The Corporation has negative cash flow from operating activities and has historically incurred net losses. To the extent that the Corporation has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. See “Risk Factors”.

The material factors or assumptions used to develop the estimated costs disclosed above are included in the “Forward-Looking Statements” section above. The actual amount that the Corporation spends in connection with each of the intended uses of proceeds will depend on several factors, including those listed under “Risk Factors” in, or incorporated by reference in, this Prospectus or unforeseen events.

Use of Proceeds Reconciliation

The Corporation’s cash requirements for the next 12 months differ from historical amounts. Set forth below is a reconciliation of the Corporation’s historical and forward-looking cash requirements, along with details of the significant factor and assumptions management use to arrive at the expected cash burn.

Expense	Nine months ending September 30, 2023	Year ending December 31, 2022	Expected Cash Burn Rate (Next 12 months)	Significant Factors and Assumptions
Working Capital and General Corporate	US$7,659,424	US$14,450,094	US$3,562,216	Overhead cost changes:
				1.	Headcount was as high as 20 in the past 24 months; however, the headcount has been reduced to 7 individuals, resulting in an annual reduction over US$594,530;
				2.	Prior years included legal costs for 18 actions, which incurred over US$4,830,559, all these actions have been completed, so this cost has been reduced to zero;
				3.	Advertising costs have also been cut by $US$743,163; and
				4.	Insurance was moved to a side A policy to save another US$520,214.
				5.	Physical office locations have been reduced from 3 to 1, resulting in rental/lease savings of US$371,581 annually.
External research and development fees	US$3,889,139	US$6,910,844	US$1,070,155	The Corporation has 4 assets, as follows:
				1.	FSD201- this has been terminated due to it not being a feasible revenue generating case;
				2.	Lucid-Psych – all activity is on hold with this asset as it is not a top priority;
				3.	Lucid-MS – this has completed phase 1 and we are completing chronic toxicity and MAD cohorts before proceeding with phase 2; and
				4.	Alcohol Misuse Treatments Programs:
					a.	UNBUZZD™ – this is being developed by Celly Nu, meaning that the Corporation does not have any additional funding requirements.
					b.	Healthcare Product – its viability, development and advancement are dependant on requisite funding for further R&D.
Prior years included significant amounts spent on the development and FDA studies for FSD201 and Lucid-PSYCH, which have either been terminated or on hold without additional funding.
Share-based payments	US$3,736,091	US$1,531,258	-

All share-based compensation has been put on hold. Note that these are non-cash items that should not be factored into the calculation to determine if the Corporation has resources to meet short-term liquidity requirements.

Depreciation and amortization	US$2,384,099	US$4,537,415	-	Note that these are non-cash items that should not be factored into the calculation to determine if the Corporation has resources to meet short-term liquidity requirements.
Settlement of Accounts Payable	-	-	US$1,710,493	This amount is based on existing contractual and other obligations. See “Use of Proceeds - Use of Proceeds with Non-Contingent Financial Resources”.
Impairment loss	US$4,319,619	-	-

Losses taken in prior years are not expected to be repeated and are non-cash items that should not be factored into the calculation to determine if the Corporation has resources to meet short-term liquidity requirements.

Total operating expenses	US$21,988,372	US$27,429,611	US$6,342,864
Loss from continuing operations	(US$16,579,022)	(US$26,703,662)	(US$6,342,864)
Comprehensive loss	(US$16,529,163)	(US$23,193,839)	(US$6,342,864)
Cash used in operating activities	(US$9,975,610)	(US$28,333,273)	(US$6,342,864)

As articulated in the “Use of Proceeds Reconciliation” chart above in the significant factors and assumptions, the Corporation has: (i) reduced its salaries and wages by over US$594,530 annually; (ii) completed several lawsuits, which incurred fees of over US$4,830,559 in past year; (iii) cut its annual advertising spend by US$743,163; (iv) cut its annual insurance spend by US$520,214; and (v) cut its annual rental / lease overhead spend by US$371,581, which reduces its annual cash burn by US$7,060,047. Notwithstanding the foregoing, the Corporation’s quarter ended September 30, 2023 (“Q3 2023”) working capital and general corporate expense included three substantial expenses, which as articulated in the significant factors and assumption, are not anticipated to be incurred in future quarters including:

1.

Professional fees and lawsuits: in Q3 2023, professional fees totalled US$977,628; however, the elevated total was due to: (i) the ongoing litigation with the Corporation’s former CEO and (ii) professional fees attributed to the Corporation’s annual general and special meeting and subsequent special meeting in connection with the Plan of Arrangement. Typically, professional fees attribute to approximately US$200,000 in any given quarter. Therefore, if annualized yearly professional fees are approximately US$800,000 and not US$3,910,512.

2.

Salaries and wages: effective July 28, 2023, the Corporation completed a series of lay offs, as outlined in the significant factors and assumptions. One month of the previous salaries and wages were captured in Q3 2023 and will not reoccur in future periods, this accounted for approximately US$50,000, which when annualized would be approximately US$200,000 in savings.

In light of the above, and based on its current performance in the quarter, the Corporation is very confident that the working capital and general corporate expense will be significantly reduced by approximate US$2,015,012 per quarter and US$8,060,047 annually.

In addition, please note that the functional currency of the Corporation is United States dollars, however a portion of the working capital and general corporate expense is incurred in Canadian dollars, therefore in each quarter there is a translation gain or loss expressed in the working capital and general corporate expense which is directly correlated to total working capital and general corporate expense. For example, in Q3 2023, the exchange rate loss was recorded at US$512,111. As articulated above, in future quarters, as the quantum of the working capital and general corporate expense is reduced, so too will the proportional exchange rate loss attributed to the overall working capital and general corporate expense.

Accounts Payable Reconciliation

The Corporation notes that their accounts payable in the Q3 2023 FS were US$3,701,782 and contained amounts as of September 30, 2023; however, it is now anticipated by the Corporation that part of the current liabilities would be settled and/or not have a cash repayment in the near term, or at all. The US$1,710,493 that was included in this Prospectus is the cash flow impact of the accounts payable for the next 12 months and is reflective of the actual cash disbursements that will be associated with accounts payable. The difference of US$1,991,289 is made up as follows:

	Q3 2023 FS	Anticipated Adjustments	December 21, 2023 Unaudited Internal Statements
Accounts Payable	US$3,701,782
Legal Settlement Law Firm A(2) Law Firm B(3) Law Firm C(4) Law Firm D(5) Law Firm E(6) Sub-total		(US$466,344) (US$25,788) (US$50,297) (US$50,727) (US$49,673) (US$642,829)
CRO Settlement Vendor F(7) Vendor G(8) Vendor H(9) Vendor I (10) Sub-total		(US$121,338) (US$115,019) (US$611,339) (US$91,571) (US$939,267)
Interest on Note Payables(11)		(US$409,193)
Total:	US$3,701,782	(US$1,991,289)	(US$1,710,493)

Notes:
1.	See chart above entitled “Funds Available”.
2.	A written agreement was reached between the parties on November 21, 2023 to reduce the outstanding amount payable of C$620,750, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023, which will be paid in quarterly instalments during calendar 2024.
3.	A written agreement was reached between the parties on November 3, 2023 to reduce the outstanding amount payable by C$34,971, converted at a price of C$1.00:US$0.7374 based on the Bank of Canada exchange rate as of December 13, 2023, which was paid on December 13, 2023.
4.	A written agreement was reached between the parties on November 23, 2023 to reduce the outstanding amount payable of C$66,950, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023, which will be paid in quarterly instalments during calendar 2024.
5.	The parties are currently in the process of negotiating a settlement and it is anticipated that the outstanding amount payable will be reduced by, which represents approximately 26% of the outstanding account payable and would be paid in installments during calendar 2024.
6.	The parties are currently in the process of negotiating a settlement and it is anticipated that the outstanding amount payable will be reduced by the above noted amount, which represents approximately 26% of the outstanding account payable and would be paid in installments during calendar 2024.
7.	A written agreement was reached between the parties on November 21, 2023 to reduce the outstanding amount payable by C$161,513, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023, which is being paid in monthly instalments.
8.	A written agreement was reached between the parties on November 21, 2023 to reduce the outstanding amount payable by C$153,102, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023, which is being paid in monthly instalments.
9.	A verbal agreement was reached between the parties during November 2023, where it was agreed that the Corporation would not be required to remit any cash to settle its outstanding account, which represents AUD901,066 (approximately US$611,338, converted at a price of US$1.00:AUD0.6785 based on the Bank of Canada exchange rate as of December 21, 2023). The Corporation is in the process of obtaining a formal written agreement.
10.	A written agreement was reached between the parties on November 21, 2023, where it was agreed that the Corporation would not be required to remit any cash to settle its outstanding account, which is C$121,891, converted at a price of C$1.00:US$0.7513 based on the Bank of Canada exchange rate as of December 21, 2023.
11.	This interest accrues from a US$300,549 note payable (the “Prismic Note”), which was inherited from the Corporation’s acquisition of Prismic in early 2019. The Prismic Note is included in the Q3 2023 FS as a current liability, while the accrued interest in the amount of US$409,193 is recorded as part of trade and other payables, along with other accruals, in the Q3 2023 FS. The Prismic Note, along with the outstanding interest, as stated in the Q3 2023 FS have not been serviced or paid down since Prismic’s acquisition. It is the Corporation’s expectation that the Prismic Note, along with the outstanding interest, will not be repaid in the short or long term. The Corporation has determined its working capital based solely upon payables which the Corporation anticipates being due and paid in the next 12 months. As the Corporation anticipates that it will not make any payments towards the Prismic Note, or the outstanding interest, in the near or long term, an allocation of funds towards it has not been recorded in the working capital calculation. See chart entitled “Funds Available”.

Negative Operating Cash Flow

The Corporation has negative cash flow from operating activities and has historically incurred net losses. To the extent that the Corporation has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Corporation will be required to raise additional funds through the issuance of additional equity securities, loan financing, or other means, such as through partnerships with other pharmaceutical companies and research and development reimbursements. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Corporation as those previously obtained, or at all.

The expected use of net proceeds from an offering of Securities represents the Corporation’s current intentions based upon its present plans and business conditions, which could change in the future as its plans and business conditions evolve. The amounts and timing of the actual use of the net proceeds will depend on multiple factors and there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary for the Corporation to achieve its stated business objectives. The Corporation may also require additional funds to fulfill its expenditure requirements to meet existing and any new business objectives, and the Corporation expects to either issue additional Securities or incur debt to do so. As a result, management will retain broad discretion in the application of the net proceeds, and investors will be relying on management’s judgment regarding the application of the net proceeds from the offering.

Pending the use of the net proceeds from the offering, the Corporation may plan to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or government securities, or hold them as cash.

Until applied, the net proceeds will be held as cash balances in the Corporation’s bank account or invested in certificates of deposit and other instruments issued by banks or obligations of or guaranteed by the Government of Canada or any province thereof or the Government of the United States or any state thereof.

The actual amount that the Corporation spends in connection with each of the intended uses of proceeds will depend on a number of factors, including those listed under “Risk Factors” in, or incorporated by reference in, this Prospectus or unforeseen events.

PLAN OF DISTRIBUTION

We may offer and sell Securities to or through underwriters, brokers, dealers, or agents (including through block trades of Securities), or directly to one or more purchasers. In effecting such sales of Securities, brokers or dealers may arrange for other brokers or dealers to participate. Such transactions may include purchases of the Securities by a broker-dealer as principal and resales of the Securities by the broker-dealer for its account pursuant to this Prospectus, ordinary brokerage transactions, or transactions in which the broker-dealer solicits purchasers.

These Securities may be offered and sold in Canada and/or the U.S. and elsewhere where permitted by applicable law, subject to compliance with applicable securities laws. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices as may be negotiated with purchasers and as set forth in an accompanying Prospectus Supplement. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be an “at-the-market” distribution as defined in and subject to limitations imposed by and the terms of any regulatory approval required and obtained under applicable securities laws, which may include sales made directly on the Nasdaq, CSE or other existing trading markets for our Securities) at prices determined by reference to the prevailing price of a specified Security in a specified market, or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If required at the applicable time, any “at-the-market” distribution of Securities in Canada, including through the facilities of the CSE, will be subject to the Corporation first applying for, and obtaining, exemptive relief from the applicable Canadian securities regulatory authorities. If Securities are offered on a non-fixed price basis, the underwriters’, brokers’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, broker, dealer or agent to us.

In connection with the sale of Securities, underwriters, brokers, dealers or agents may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, brokers, dealers or agents that participate in any distribution of Securities may be deemed underwriters and any commissions to be received by them from us, and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions under applicable securities legislation, including the Securities Act of 1933, as amended (the “Securities Act”).

If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us, pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

The applicable Prospectus Supplement relating to any offering of Securities will also set forth the terms of the offering relating to the particular Securities, including, to the extent applicable, the initial offering price, the proceeds to us from the offering, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters, brokers, dealers or agents with respect to any offering of Securities, or Securities sold to or through underwriters, brokers, dealers or agents by us, will be named in the Prospectus Supplement relating to such offering of Securities.

In connection with any offering of Securities, except with respect to any “at-the-market” offering, the underwriters, brokers, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires Securities forming part of the over-allocation position of any underwriter, broker, dealer or agent, acquires those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

No underwriter of an “at-the-market” distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the Prospectus Supplement relating to such “at-the-market” distribution, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

Under agreements which may be entered into by us, underwriters, brokers, dealers or agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act and applicable Canadian provincial securities legislation, or to contributions with respect to payments which such Underwriters may be required to make in respect thereof. The underwriters, brokers, dealers or agents with whom we may enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market for those Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Warrants or Units will not be listed on any securities exchange or any automated inter-dealer quotation system, and there may be no market through which the Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell Subscription Receipts, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Rights or Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. Certain broker-dealers may make a market in the Subscription Receipts, Warrants or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without advance notice. No assurance can be made that any broker-dealer will make a market in the Subscription Receipts, Warrants or Units or as to the liquidity of the trading market, if any, for such Securities.

Under the securities laws of some states, our Securities may be sold in such states only through registered or licensed underwriters, brokers, dealers or agents. In addition, in some states our Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

TRADING PRICE

Our Class B Shares are listed on Nasdaq and the CSE under the symbol “HUGE”. Our Class B Shares are also listed and posted for trading on the FSE under “WKN: A2JM6M” and the trading symbol “0K91”. Trading prices of the Class B Shares will be provided in each Prospectus Supplement.

DIVIDEND POLICY

We have never paid any dividends on our Class B Shares or any of our other securities. We currently intend to retain any future earnings to finance the development and enhancement of our Product Candidates and to otherwise reinvest in our business, and we do not anticipate that we will declare or pay any dividends in the foreseeable future. Any future determination to pay dividends on our Class B Shares will be at the discretion of our board of directors and will depend on, among other things, our results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that our board of directors may deem relevant.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per share of the Class B Shares. Dilution in net tangible book value per share represents the difference between the amount per Class B Share paid by purchasers in an offering and the net tangible book value per share of Class B Share immediately after an offering.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain matters of Canadian law relating to the offering of such Securities will be passed upon for us by Garfinkle Biderman LLP, Toronto, Ontario, Canada. In addition, certain matters of Canadian law relating to the offering of such Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of US$50,000,000 of Securities under the offering.

SEC registration fees	US	$7,380
Nasdaq listing fees		(1)
CSE listing fees		(1)
Printing expenses		(1)
Legal fees and expenses		(1)
Accountants’ fees and expenses		(1)
Transfer agent fees and expenses		(1)
Miscellaneous		(1)
Total	US	$(1)

Notes:

(1) To be provided by a Prospectus Supplement or a Report on Form 6-K that is incorporated by reference into this Prospectus.

EXPERTS

The consolidated financial statements of FSD as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 have been audited by MNP LLP, our independent registered public accounting firm, as set forth in their report thereon. MNP LLP is independent with respect to us within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also were, at all relevant times, independent accountants with respect to the Corporation within the meaning of the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (PCAOB). The consolidated financial statements of FSD as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, incorporated by reference in this Prospectus, have been so included in reliance on the report of MNP LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

TRANSFER AGENT, REGISTRAR AND AUDITOR

The transfer agent and registrar for our Class B Shares is Marrelli Trust Company Limited at its principal office in Vancouver, British Columbia, Canada.

MNP LLP, located at 1 Adelaide Street East, Suite 1900, Toronto, Ontario, Canada, M5C 2V9 is our independent registered public accounting firm and has been appointed as our independent auditor.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this Prospectus. See “Publicly Available Information on FSD” and “Documents Incorporated by Reference” above.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this Prospectus will be set forth in the applicable Prospectus Supplement relating to the offering of those Securities. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

QUANTUM BIOPHARMA LTD.

UP TO US$17,243,174

CLASS B SUBORDINATE VOTING SHARES

PROSPECTUS SUPPLEMENT

Rodman & Renshaw LLC

December 22, 2025.